Filed Pursuant to Rule 424(b)(5)
Registration No. 333-273533

PROSPECTUS SUPPLEMENT
(To Prospectus dated August 9, 2023)

Groupon, Inc.

Subscription Rights to Purchase 7,079,646 Shares of Common Stock at a Subscription Price of $11.30 per Share

We are conducting a fully backstopped rights offering (the “Rights Offering”) pursuant to which we are distributing to holders of our common stock, par value $0.0001 per share, as of 5:00 p.m., New York City time on November 20, 2023 (such date, the “Record Date” and, such holders, the “Eligible Holders”), at no charge, non-transferable basic subscription rights to purchase shares of our common stock with an aggregate offering value of $80.0 million. For each share of common stock for which you are the holder of record, you will receive one basic subscription right to purchase shares of our common stock. Each basic subscription right will entitle you to purchase 0.222257 shares of our common stock at a subscription price equal to $11.30 per whole share in accordance with the terms described in this prospectus supplement. We will not issue any fractional shares of common stock in the Rights Offering. The shares of common stock issuable upon exercise of the basic subscription rights and over-subscription privilege (as described below), if applicable, will be rounded down to the nearest whole number.
The purpose of the Rights Offering is to raise equity capital in a process that provides all of our existing stockholders the opportunity to participate on a pro rata basis. The net proceeds from the Rights Offering will be used for general corporate purposes, which may include the repayment of debt.
There is no minimum number of shares of common stock that we must sell in order to complete the Rights Offering. If you exercise your basic subscription rights in full, you will have an over-subscription privilege to purchase additional shares of common stock that remain unsubscribed at the Expiration Date (as defined below), subject to the availability and allocation of shares of common stock among Eligible Holders exercising their over-subscription privileges as further described in this prospectus supplement.
The basic subscription rights will be distributed and exercisable beginning on the date hereof. The basic subscription rights will expire and will have no value if they are not exercised prior to the expiration date of the Rights Offering, which is currently expected to be 5:00 p.m. New York City time, on January 17, 2024 (the “Expiration Date”), unless we, in our sole and absolute discretion, extend the period for exercising the basic subscription rights. You should carefully consider whether to exercise your basic subscription rights before the Expiration Date. We reserve the right, in our sole and absolute discretion, to amend the terms of the Rights Offering or cancel the Rights Offering at any time before the Expiration Date, for any reason and subject to the conditions and procedures as further described in this prospectus supplement. If we cancel the Rights Offering, all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable.
Eligible Holders who do not participate in the Rights Offering will continue to own the same number of shares, but after the Rights Offering, will own a smaller percentage of the total shares outstanding to the extent that other Eligible Holders participate in the Rights Offering. Basic subscription rights that are not exercised before the Expiration Date will expire and have no value.

The Rights Offering is fully backstopped by Pale Fire Capital SICAV a.s. (the “Backstop Party”), an entity affiliated with Dusan Senkypl, our Interim Chief Executive Officer and a member of our Board of Directors (the “Board”) (“Senkypl”), and Jan Barta, a member of our Board (“Barta”). On November 9, 2023, we entered into a binding backstop agreement with the Backstop Party (the “Backstop Agreement”). Pursuant to the terms of the Backstop Agreement and subject to the satisfaction of certain conditions thereunder, the Backstop Party has committed to (i) fully exercise its basic subscription rights prior to the Expiration Date of the Rights Offering and (ii) fully purchase any and all unsubscribed shares in the Rights Offering following the Expiration Date (the “Remaining Shares”) (clauses (i) and (ii) collectively, the “Backstop Commitment”) at the same price and on the same terms and conditions as other participants in the Rights Offering. Following the Expiration Date, the Backstop Party shall purchase any and all Remaining Shares at the same price and on the same terms and conditions as other participants in the Rights Offering. The Remaining Shares will be issued to the Backstop Party in a private placement exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder. The Backstop Party is entitled to customary registration rights, including demand and piggyback rights, in respect of the Remaining Shares. Other than reimbursement of legal and other fees by us in an amount not to exceed $100,000, the Backstop Party is not entitled to any additional fees or consideration in connection with the Backstop Commitment.
Concurrently with the execution of the Backstop Agreement, Groupon, Inc. (the “Company”), the Backstop Party, Pale Fire Capital SE, Senkypl and Barta (together with Senkypl, the Backstop Party and Pale Fire Capital SE, the “Pale Fire Parties”) amended and restated that certain Standstill Agreement, dated March 30, 2023, by and among the Company and the Pale Fire Parties (the “Existing Standstill Agreement”, as amended and restated, the “Amended and Restated Standstill Agreement”) to (i) modify the termination date thereunder from the earlier to occur of (a) forty-five days following the date on which Senkypl shall cease to serve for any reason as Interim Chief Executive Officer or Chief Executive Officer of the Company, and (b) March 30, 2024 (clauses (a) and (b) collectively, the “Prior Termination Construct”), to December 31, 2024 and (ii) exclude any and all shares of common stock purchased by the Pale Fire Parties in the Rights Offering or as a result of the satisfaction of the Backstop Commitment and the exercise of their over-subscription privileges, if applicable, from the Pale Fire Parties’ existing 25% beneficial ownership limitation thereunder (the existing 25% beneficial ownership limitation, the “25% Beneficial Ownership Limitation”). In addition, under the Amended and Restated Standstill Agreement, the Company determined to irrevocably nominate each of Senkypl and Barta for re-election as members of the Board at the Company’s 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”). Other than the replacement of the Prior Termination Construct with a fixed December 31, 2024 termination date, the exclusion of any and all shares of common stock acquired by the Pale Fire Parties in the Rights Offering or as a result of the satisfaction of the Backstop Commitment and the exercise of their over-subscription privileges, if applicable, from the 25% Beneficial Ownership Limitation, and the irrevocable nomination of Senkypl and Barta for re-election as members of the Board at the 2024 Annual Meeting, the terms of the Amended and Restated Standstill Agreement generally remain unchanged from the Existing Standstill Agreement.
Our Board is making no recommendation regarding your exercise of the basic subscription rights and the over-subscription privilege, if applicable. You should carefully consider whether to exercise your basic subscription rights and the over-subscription privilege, if applicable, before the Expiration Date. All exercises of basic subscription rights and the over-subscription privilege, if applicable, are irrevocable. The basic subscription rights and the over-subscription privilege, if applicable, may not be sold, transferred or assigned to anyone else.
We are distributing the basic subscription rights and offering the common stock directly to you. We have not engaged any brokers, dealers or underwriters in connection with the solicitation or exercise of basic subscription rights in the Rights Offering and no commissions, fees or discounts will be paid in connection with the Rights Offering. Kroll Issuer Services (US) (“Kroll”) is acting as the subscription agent and information agent for the Rights Offering.
Our common stock is traded on the Nasdaq Global Select Market under the symbol “GRPN.” On November 8, 2023, the date prior to the announcement of the Rights Offering, the last reported sale price of our common stock on the Nasdaq Global Select Market was $13.92 per share. The basic subscription rights will not be listed on any exchange.
INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER ALL OF THE INFORMATION SET FORTH IN THIS PROSPECTUS SUPPLEMENT, INCLUDING THE RISK FACTORS BEGINNING ON PAGE S-21 OF THIS PROSPECTUS SUPPLEMENT, AND THE ACCOMPANYING PROSPECTUS, AS WELL AS THE RISK FACTORS AND OTHER INFORMATION IN ANY DOCUMENTS WE INCORPORATE BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BEFORE EXERCISING YOUR BASIC SUBSCRIPTION RIGHTS AND THE OVER-SUBSCRIPTION PRIVILEGE, IF APPLICABLE. PLEASE SEE “WHERE YOU CAN FIND MORE INFORMATION” ON PAGE S-54 AND “INCORPORATION BY REFERENCE” ON PAGE S-55.
Neither the Securities and Exchange Commission, nor any state or foreign securities commission, has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

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The date of this prospectus supplement is November 21, 2023.

TABLE OF CONTENTS
Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT
You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”).We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. This prospectus supplement relates only to the basic subscription rights and the over-subscription privilege, if applicable, and shares of common stock offered pursuant thereto, but only under circumstances and in jurisdictions where it is lawful to make such an offer. The information contained in or incorporated by reference into this prospectus supplement, or the accompanying prospectus, is accurate only as of its date regardless of the time of delivery of this prospectus supplement or of any distribution of basic subscription rights or sale of securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference filed with the SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.
Persons who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus applicable to that jurisdiction.
The documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data incorporated by reference into this prospectus supplement and the accompanying prospectus, this information involves risks and uncertainties and is subject to change based on various factors. Accordingly, investors should not place undue reliance on this information.
Unless the context requires otherwise or unless otherwise noted, all references to “Groupon,” “we,” “us” or “our” refer to Groupon, Inc., a Delaware corporation, and our subsidiaries on a consolidated basis.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the “safe harbor” provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations and future liquidity. The words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “continue” and other similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs, including, without limitation, the Company’s expectations regarding the Rights offering, including the size, timing, price and use of proceeds.
These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include, but are not limited to, prevailing market conditions; whether Eligible Holders will exercise their basic subscription rights to purchase common stock and the amount subscribed; whether we will be able to successfully complete the Rights Offering; our ability to execute and achieve the expected benefits of our go-forward strategy; execution of our business and marketing strategies; volatility in our operating results; challenges arising from our international operations, including fluctuations in currency exchange rates, legal and regulatory developments in the jurisdictions in which we operate and geopolitical instability resulting from the conflicts in Ukraine and the Middle East; global economic uncertainty, including as a result of inflationary pressures; ongoing impacts from the COVID-19 pandemic and labor and supply chain challenges; retaining and adding high quality merchants and third-party business partners; retaining existing customers and adding new customers; competing successfully in our industry; providing a strong mobile experience for our customers; managing refund risks; retaining and attracting members of our executive and management teams and other qualified employees and personnel; customer and merchant fraud; payment-related risks; our reliance on email, internet search engines and mobile application marketplaces to drive traffic to our marketplace; cybersecurity breaches; maintaining and improving our information technology infrastructure; reliance on cloud-based computing platforms; completing and realizing the anticipated benefits from acquisitions, dispositions, joint ventures and strategic investments; lack of control over minority investments; managing inventory and order fulfillment risks; claims related to product and service offerings; protecting our intellectual property; maintaining a strong brand; the impact of future and pending litigation; compliance with domestic and foreign laws and regulations, including the Card Accountability Responsibility and Disclosure Act of 2009, General Data Protection Regulation, California Privacy Rights Act of 2018, other privacy-related laws and regulations of the Internet and e-commerce; classification of our independent contractors, agency workers, or employees; our ability to remediate our material weakness over internal control over financial reporting; risks relating to information or content published or made available on our websites or service offerings we make available; exposure to greater than anticipated tax liabilities; adoption of tax laws; our ability to use our tax attributes; impacts if we become subject to the Bank Secrecy Act or other anti-money laundering or money transmission laws or regulations; our ability to raise capital if necessary; our ability to continue as a going concern; risks related to our access to capital and outstanding indebtedness, including our 1.125% Convertible Senior Notes due 2026 (the “Convertible Notes”); our common stock, including volatility in our stock price; our ability to realize the anticipated benefits from the capped call transactions relating to our Convertible Notes; difficulties, delays or our inability to successfully complete all or part of the announced restructuring actions or to realize the operating efficiencies and other benefits of such restructuring actions; higher than anticipated restructuring charges or changes in the timing of such restructuring charges and those risks and other factors discussed in Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2022 and Part II, Item 1A. Risk Factors of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, as well as our other filings with the SEC. Should one or more these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We caution that the foregoing list of factors is not exclusive, and Eligible Holders should not place undue reliance upon any forward-looking statements.

Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.
    Forward-looking statements contained in this prospectus supplement and the accompanying prospectus speak only as of the date of such statement. We do not intend, and undertake no obligation, to update any of our forward-looking statements after the date of this prospectus to reflect actual results or future events or circumstances, except as may be required under applicable securities laws.

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING
The following are examples of what we anticipate will be common questions about the Rights Offering and the common stock issuable upon exercise of the basic subscription rights and over-subscription privilege, if applicable. The answers are based on information included elsewhere in this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the Rights Offering or the common stock issuable upon exercise of the basic subscription rights and over-subscription privilege, if applicable. You should carefully read this prospectus as it contains more detailed descriptions of the terms and conditions of the Rights Offering.
GENERAL
What is being offered in the Rights Offering?
We are distributing to holders of our common stock (CUSIP 399473206), at no charge and on a pro rata basis, non-transferable basic subscription rights to purchase shares of our common stock. For each share of common stock for which you are the holder of record on the Record Date, you will receive one basic subscription right to purchase shares of our common stock. Each whole right will allow you to subscribe for 0.222257 shares of common stock at the subscription price on the terms described in this prospectus supplement. The basic subscription rights entitle Eligible Holders to purchase an aggregate of approximately 7,079,646 shares of common stock. The basic subscription rights will be evidenced by subscription rights certificates unless your shares are held in “street name” through a broker, dealer, custodian bank or other nominee. In this case, your broker, dealer, custodian bank or other nominee is the record holder of the basic subscription rights you own. Your broker, dealer, custodian bank or other nominee, as the record holder, will notify you of the Rights Offering. The record holder must exercise the basic subscription rights and over-subscription privilege, if applicable, and coordinate payment of the aggregate subscription price on your behalf. If you wish to exercise your basic subscription rights and over-subscription privilege, if applicable, in the Rights Offering, you should contact your broker, dealer, custodian bank or other nominee as soon as possible. You will not receive a rights certificate from us. In lieu of a subscription rights certificate, holders whose shares are held in “street name” must exercise their rights through the customary procedures of the Depository Trust and Clearing Corporation (“DTC”) using DTC’s Automated Subscription Offer Program (commonly referred to as “ASOP”).
The shares of common stock issuable upon exercise of the basic subscription rights and over-subscription privilege, if applicable, will be rounded down to the nearest whole number. Each whole basic subscription right will entitle you to purchase 0.222257 shares of our common stock at a subscription price equal to $11.30 per share. Because the total number of shares of common stock issued to each participating Eligible Holder will be rounded down to the nearest whole number, we may not issue the full number of shares authorized for issuance in connection with this Rights Offering. Any excess subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable.
Who may participate in the Rights Offering?
Only Eligible Holders are entitled to receive basic subscription rights and purchase shares of common stock in the Rights Offering.
What are the subscription rights?
For each whole basic subscription right that you own, you will have the right to buy from us 0.222257 shares of our common stock at the subscription price. You may exercise some or all of your basic subscription rights, or you may choose not to exercise any basic subscription rights.
For example, if you owned 100 shares of our common stock on the Record Date, you would receive basic subscription rights representing the right to purchase 22 shares of common stock for $11.30 per share.

Will I also receive an over-subscription privilege in the Rights Offering?
Yes. If you fully exercise your basic subscription right and other Eligible Holders do not fully exercise their basic subscription rights, you will have an over-subscription privilege to purchase additional shares of common stock that remain unsubscribed at the Expiration Date. If an insufficient number of shares is available to fully satisfy all over-subscription requests, the available shares will be distributed proportionately among Eligible Holders who exercise their over-subscription privilege based on the number of shares each Eligible Holder subscribed for under the basic subscription right. The available shares of common stock will be distributed proportionately until either all shares of common stock have been allocated or all over-subscription requests have been fulfilled, whichever occurs earlier.
In order to exercise your over-subscription privilege, you must deliver the subscription payment for exercise of your over-subscription privilege before the Expiration Date. Because we will not know the total number of unsubscribed shares of common stock before the Expiration Date, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares of common stock that you wish to subscribe for pursuant to your over-subscription privilege. Any excess subscription payments received by the subscription agent caused by proration will be returned by the subscription agent to you without interest or deduction, as soon as practicable after the Expiration Date. The subscription agent will return any excess payments. Please see “Description of the Rights Offering – The Subscription Rights” section of this prospectus supplement for more information.
Am I required to exercise the basic subscription rights I receive in the Rights Offering?
No. You may exercise any number of your basic subscription rights, or you may choose not to exercise any of your basic subscription rights. However, if you choose not to fully exercise your basic subscription rights and other Eligible Holders fully exercise their basic subscription rights and/or the Backstop Party purchases the Remaining Shares pursuant to the Backstop Commitment, the percentage of common stock beneficially owned by participating Eligible Holders will increase and your ownership interest in the Company may be diluted.
How soon must I act to exercise my basic subscription rights and over-subscription privilege, if applicable?
The basic subscription rights and over-subscription privilege, if applicable, may be exercised at any time during the rights offering period, which commences on November 21, 2023, and continues until the Expiration Date, which is 5:00 p.m., New York City time, on January 17, 2024. If you elect to exercise your basic subscription rights and over-subscription privilege, if applicable, the subscription agent must actually receive all required documents and payments from you at or prior to the Expiration Date. Although we have the option of extending the Expiration Date of the rights offering period at our sole and absolute discretion, we currently do not intend to do so.
When will I receive my new shares of common stock?
As soon as practicable after the closing of the Rights Offering, all shares of common stock that you purchase in the Rights Offering will be issued in book-entry, or uncertificated, form. When issued, the shares will be registered in the name of the Eligible Holder. For those who fully and validly exercised their basic subscription rights and have exercised their over-subscription privilege, we will issue the shares of common stock purchased in the Rights Offering as soon as practicable after all pro rata allocations related to the over-subscription privilege have been completed. We will not be able to calculate the number of shares to be issued to each subscribing Eligible Holder until after the Expiration Date. Subject to state securities laws and regulations, we have the discretion to delay distribution of any shares you may have elected to purchase in order to comply with state securities laws.
Are there any limits on the number of shares of common stock I may own as a result of participating in the Rights Offering?
Yes. You may only purchase the number of whole shares of common stock purchasable upon exercise of your basic subscription rights and the over-subscription privilege, if applicable. Accordingly, the number of shares of common stock that you may purchase in the Rights Offering is limited by the number of our shares of common stock you held on the Record Date. We reserve the right, in our sole and absolute discretion, to reject any or all subscriptions not properly submitted or the acceptance of which would, in the opinion of our counsel, be unlawful.
Does exercising my basic subscription rights and over-subscription privilege, if applicable, involve risk?
Yes. The exercise of your basic subscription rights and over-subscription privilege, if applicable, involves risks. Exercising your basic subscription rights and over-subscription privilege, if applicable, involves the purchase of additional shares of our common stock and should be considered as carefully as you would consider other equity investments. Among other things, you should carefully consider the risks described under the heading “Risk Factors” in this prospectus supplement and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. Please see “Incorporation by Reference.”
If I live outside of the United States and hold my shares in my name directly on the books of Computershare, the Company’s transfer agent, does that affect my participation in the Rights Offering?
For purposes of ensuring that we will not breach the laws of any country outside of the United States, we will not mail this prospectus supplement or the related subscription documents to Eligible Holders who hold shares in their name on the books of Computershare, the Company’s transfer agent, and whose addresses are outside the United States or who have a foreign post office address. The subscription agent will hold the subscription rights certificates on behalf of such Eligible Holders. Such Eligible Holders may access the related subscription documents by visiting Kroll’s website at https://is.kroll.com/groupon and must subscribe via the subscription agent’s Electronic Portal (as defined and described below) and submit payment prior to the Expiration Date. To ensure that foreign wire payments are received timely by the subscription agent prior to the Expiration Date, please allow for sufficient time for such foreign wires to clear (typically 2-3 business days).
What are the material U.S. federal income tax consequences of participating in the Rights Offering?
You should consult your own tax advisor for a full understanding of the tax consequences of the receipt of basic subscription rights and of participating in the Rights Offering. Please see “Material U.S. Federal Income Tax Consequences.” Please see also “Risk Factors – The receipt of basic subscription rights may be treated as a taxable distribution to you.”
What fees or charges apply if I exercise my basic subscription rights and over-subscription privilege, if applicable?
Other than the subscription price of the shares of common stock issuable upon exercise of the basic subscription rights and over-subscription privileges, if applicable, we are not charging any fees or sales commissions in connection with the issuance or the exercise of the basic subscription rights and the over-subscription privilege, if applicable. If you exercise your basic subscription rights and over-subscription privilege, if applicable, through a broker or other record holder of your shares, you are solely responsible for paying any fees that person or entity may charge.
What happens if I choose not to exercise my basic subscription rights?
You are not required to exercise your basic subscription rights or otherwise take any action in response to this Rights Offering. However, if you choose not to fully exercise your basic subscription rights and other Eligible Holders fully exercise their basic subscription rights and/or the Backstop Party purchases the Remaining Shares pursuant to the Backstop Commitment, the percentage of common stock beneficially owned by other Eligible Holders will increase and your ownership interest in the Company may be diluted. In addition, if you do not exercise your basic subscription rights in full, you will not be entitled to exercise your over-subscription privilege.

Who should I contact if I have questions about the Rights Offering?
If you have any questions regarding the Rights Offering, completing a subscription form, including the associated subscription rights certificate or submitting payment in the Rights Offering, please contact our information agent, Kroll, by (1) calling Kroll at (844) 369-8502 or, if you are outside the United States or Canada, (646) 651-1193, (2) sending an electronic mail message to Groupon@is.kroll.com with “Groupon Rights Offering” in the subject line, or (3) visiting the information agent’s website at https://is.kroll.com/groupon. For a more complete description of the Rights Offering, please see “The Rights Offering.”
If you hold your shares in “street name” through a DTC nominee or broker, please contact your broker for instructions on how to participate in the Rights Offering.
PARTICIPANTS AND TRANSFER RESTRICTIONS
Will our directors, executive officers or significant stockholders participate in the Rights Offering?
Except for the Backstop Party’s Backstop Commitment, our directors and executive officers who own shares of common stock, as well as other significant stockholders, are permitted, but not required, to participate in the Rights Offering on the same terms and conditions applicable to all Eligible Holders in the Rights Offering. Certain of our directors, executive officers and significant stockholders may participate in the Rights Offering. Other than the Backstop Party who is contractually obligated to fully exercise its basic subscription rights and purchase any and all Remaining Shares pursuant to the terms of the Backstop Agreement, there is no assurance that any of our directors, executive officers or significant stockholders will purchase shares of common stock in the Rights Offering.
May I transfer my basic subscription rights and over-subscription privilege, if applicable?
No, you may not sell, transfer or assign your basic subscription rights and over-subscription privilege, if applicable, to anyone else.
Will the shares of common stock I acquire in the Rights Offering be subject to any stockholder agreement restricting my ability to sell or transfer my new shares of common stock?
Other than as described below, Eligible Holders will not be subject to any stockholder agreements that restrict their ability to sell or transfer any new shares of common stock acquired by them in the Rights Offering. Under federal securities laws, our affiliates, including the Backstop Party, will be subject to restrictions on their ability to transfer shares of our common stock by virtue of their status as “affiliates” of us. An “affiliate” is generally defined as a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, us. Additionally, the Backstop Party is subject to certain other transfer restrictions set forth in the Backstop Agreement.
RATIONALE FOR RIGHTS OFFERING, NO BOARD RECOMMENDATION, EXPECTED PROCEEDS AND OTHER
Why are we conducting the Rights Offering?
We are conducting the Rights Offering in order to raise additional capital to improve and strengthen our financial position. We intend to use the net proceeds from the Rights Offering for general corporate purposes, which may include the repayment of debt. Please see “Use of Proceeds.” In authorizing the Rights Offering, our Board considered and evaluated a number of factors, including:
•our current capital resources and the risks, costs and uncertainties associated with our existing liquidity, including our ability to continue to operate as a going concern;
•the Backstop Party’s willingness to fully backstop the Rights Offering;

•the size and pricing of the Rights Offering and in particular, the fact that Nasdaq Global Select Market (“Nasdaq”) rules do not require stockholder approval of the Rights Offering, including the Backstop Commitment;
•the certainty of raising $80.0 million in a fully backstopped Rights Offering compared to other financing alternatives that do not include a committed full backstop arrangement;

•the relative attractiveness of the Rights Offering compared to other alternatives that were believed to be reasonably available, including debt and other forms of equity financing (as described more fully below);
•certain other advantages associated with the Rights Offering such as reduced dilution because all Eligible Holders have the opportunity to participate on the same terms and on a pro rata basis to purchase additional shares of common stock;

•the disadvantages associated with debt financing, including prevailing high interest rates, interest payment expense, potential restrictions on the Company’s business imposed by negative covenants in such debt financing, restrictions imposed by negative covenants in our existing debt instruments that may adversely affect such debt financing and other risks related to the incurrence of additional debt in our capital structure;

•the disadvantages associated with other forms of equity financing, such as dilution to all existing stockholders regardless of whether they participate, potential difficulty in pricing and consummating an equity financing given significant market volatility and the underwriting or placement fees typically associated with such financings;

•the potential dilution to our current stockholders if they choose not to participate in the Rights Offering;

•the potential impact of the Rights Offering on the public float for our common stock; and
•the fact that the material terms of the Rights Offering and the Backstop Commitment, such as price, were approved by the audit committee of the Board (the “Audit Committee”) comprising three independent and disinterested directors.
For more information regarding the rationale for the Rights Offering, please see “Description of the Rights Offering – Reasons for the Rights Offering.”
How was the subscription price for the Rights Offering determined?
Our Board considered a number of factors in determining the subscription price for the Rights Offering, including:
•the highest price per share at which the Backstop Party was willing to fully backstop the Rights Offering;
•the price at which our stockholders might be willing to participate in the Rights Offering;
•historical and current trading prices of our common stock, including on a volume-weighted average share price basis over certain periods;
•the desire to provide an opportunity to our stockholders to participate in the Rights Offering on a pro rata basis; and
•the approval of the Audit Committee, which was based, in part, upon input from a third party financial advisor retained by the Company to evaluate financing alternatives.

For more information regarding the determination of the subscription price, please see “Description of the Rights Offering – Subscription Price.”
Has our Board of Directors made a recommendation to our stockholders regarding the Rights Offering?
Our Board is making no recommendation regarding your participation in the Rights Offering. Eligible Holders who exercise their basic subscription rights and over-subscription privilege, if applicable, risk investment loss on new money invested. We cannot assure you that the trading price for our common stock will be above the subscription price at the time of exercise or at the Expiration Date or that Eligible Holders purchasing shares at the subscription price will be able to sell those shares in the future at the same price or at a higher price. You are urged to make your own decision whether to exercise your basic subscription rights and over-subscription privilege, if applicable, based on your own assessment of our business and the Rights Offering. Please see “Risk Factors” in this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.
How many shares of common stock will be outstanding after the Rights Offering?
As of the Record Date, there were 31,853,378 shares of our common stock outstanding. We will issue up to a maximum of 7,079,646 shares of common stock in the Rights Offering (which is inclusive of any Remaining Shares purchased by the Backstop Party pursuant to the Backstop Commitment). Based on the number of shares issued and outstanding as of the Record Date, if the Rights Offering is consummated successfully and we issue all 7,079,646 shares of common stock available in this Rights Offering, we will have 38,933,024 shares of common stock issued and outstanding following the completion of the Rights Offering.
How much money will we receive from the Rights Offering?
If we issue all 7,079,646 shares of common stock available in this Rights Offering, we will receive gross proceeds of $80.0 million. The net proceeds to us, after deducting estimated offering expenses, will be approximately $79,600,000. We estimate that the expenses of the Rights Offering will be approximately $400,000.
BACKSTOP COMMITMENT
What is the role of the Backstop Party in the Rights Offering?
The Backstop Party has agreed to: (i) fully exercise its basic subscription rights in the Rights Offering prior to the Expiration Date and (ii) fully purchase any and all Remaining Shares following the Expiration Date at the same price and on the same terms and conditions as other participants in the Rights Offering. The Backstop Party’s purchase commitment is set forth in the Backstop Agreement with the Company. The Backstop Agreement provides for the Backstop Party’s purchase of Remaining Shares in a private placement that is exempt from registration under Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The Backstop Party is entitled to customary registration rights, including demand and piggyback rights, in respect of the Remaining Shares. Other than reimbursement of legal and other fees by the Company in an amount not to exceed $100,000, the Backstop Party will not receive any fees or other consideration in connection with the Backstop Commitment.
Are there any conditions to the Backstop Party’s obligations under the Backstop Agreement?
Yes. The closing of the Backstop Party’s purchase of the Remaining Shares is subject to certain closing conditions, including completion of the Rights Offering and clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable. In addition, the obligations of the Backstop Party under the Backstop Agreement are conditioned upon, among other things, the accuracy of the representations and warranties of the Company (subject to certain customary exceptions), and material compliance by the Company with its covenants under the Backstop Agreement.

KEY TERMS OF THE RIGHTS OFFERING

Are we requiring a minimum subscription to complete the Rights Offering?
No, there is no minimum subscription amount required to complete the Rights Offering. Any shares not subscribed for in the Rights Offering shall be purchased by the Backstop Party pursuant to the Backstop Commitment.
Are there any conditions precedent to the completion of the Rights Offering?
There are no conditions precedent to the completion of the Rights Offering. Our obligation to close the Rights Offering and to issue the shares of common stock subscribed for in the Rights Offering is not conditioned upon the satisfaction or waiver of any conditions.
Can the Rights Offering be amended, extended or canceled? How will I be notified if the Rights Offering is extended, amended or canceled?
Yes. We reserve the right, in our sole and absolute discretion, to amend, extend or cancel the Rights Offering at any time for any reason prior to the Expiration Date; provided that any increase in the subscription price shall be made only with the advance written consent of the Backstop Party. If the Rights Offering is canceled, all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable to those Eligible Holders who subscribed for shares in the Rights Offering.
Any extension, amendment or cancellation will be followed promptly by a public announcement thereof which, in the case of an extension, will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. For more information regarding extensions, amendments or the cancellation of the Rights Offering, please see “Description of the Rights Offering – Amendment, Withdrawal and Termination.”
After I exercise my basic subscription rights (and over-subscription privilege, if applicable), may I change my mind?
No. Once you submit the subscription form and subscription rights certificate (if you are the holder of record as of the Record Date and therefore the Eligible Holder), or subscription through DTC’s ASOP system (if your shares are held in “street name” by a broker, dealer, custodian bank or other nominee and such broker, dealer, custodian bank or other nominee is the Eligible Holder subscribing through DTC’s ASOP system on your behalf) to exercise your basic subscription rights and over-subscription privilege, if applicable, you are not allowed to revoke, cancel or change the exercise of your basic subscription rights and over-subscription privilege, if applicable, or request a refund of monies paid. All exercises of basic subscription rights and over-subscription privileges, if applicable, are irrevocable by the participating Eligible Holder, even if you later learn information about us that you consider unfavorable or our stock price declines. You should not exercise your basic subscription rights and over-subscription privilege, if applicable, unless you are certain that you wish to purchase the shares of common stock offered pursuant to this Rights Offering.
SUBSCRIPTION AND PAYMENT PROCEDURES
How do I exercise my basic subscription rights (and over-subscription privilege, if applicable) if I am a record holder of shares of common stock?
If your shares of common stock as of the Record Date are held in your name, then you are the Eligible Holder of the basic subscription rights you own and the over-subscription privilege, if applicable. If you wish to participate in the Rights Offering, you must deliver a properly completed subscription form and associated subscription rights certificate, together with payment of the aggregate subscription price (without any deductions for wire transfer fees, bank charges or similar fees) and any other materials required pursuant to the instruction letter that accompanies the subscription rights certificate, to the subscription agent prior to the Expiration Date, which is 5:00 p.m., New York City time, on January 17, 2024, unless we extend such period.
You should complete and submit your subscription form with associated subscription rights certificate via the subscription agent’s electronic portal (the “Electronic Portal”) by visiting Kroll’s website at https://is.kroll.com/groupon. Kroll will accept your subscription form and subscription rights certificate if properly submitted through the Electronic Portal. To access the Electronic Portal, visit https://is.kroll.com/groupon, click on the “Submit Rights Certificate” section of the website and follow the instructions to submit your subscription form and subscription rights certificate. You should submit payment of the aggregate subscription price to Kroll by wire pursuant to the instructions set forth herein, as described more fully in the subscription documents and in “Description of the Rights Offering – Payment Methods – Stockholders of Record.” You should allow sufficient time for submission of your subscription form and subscription rights certificate and payment of the aggregate subscription price to the subscription agent and clearance of your payment before the Expiration Date of 5:00 p.m. New York City time, on January 17, 2024, unless such date is extended by us.
For additional information, please see “Description of the Rights Offering – Method of Exercising Subscription Rights – Stockholders of Record.”
PLEASE DO NOT DELIVER COMPLETED SUBSCRIPTION FORMS OR SUBSCRIPTION RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO GROUPON, INC.
What should I do if I want to participate in the Rights Offering, but my shares are held in the name of my broker, dealer, custodian bank or other nominee?
If your shares are held in “street name” through a broker, dealer, custodian bank or other nominee, then your broker, dealer, custodian bank or other nominee is the Eligible Holder of the basic subscription rights and over-subscription privilege, if applicable, you own. Your broker, dealer, custodian bank or other nominee, as the Eligible Holder, will notify you of the Rights Offering. The Eligible Holder must exercise the basic subscription rights and over-subscription privilege, if applicable, and coordinate payment of the aggregate subscription price on your behalf. If you wish to exercise your basic subscription rights and over-subscription privilege, if applicable, in the Rights Offering, you should contact your broker, dealer, custodian bank or nominee as soon as possible. You will not receive a subscription form or subscription rights certificate from us. Please follow the instructions of your broker, dealer, custodian bank or other nominee in exercising your basic subscription rights and over-subscription privilege, if applicable.
For additional information, please see “Description of the Rights Offering – Method of Exercising Subscription Rights – Street Name Holders.”
YOUR BROKER, DEALER, CUSTODIAN BANK OR OTHER NOMINEE MAY ESTABLISH A SUBMISSION DEADLINE THAT IS BEFORE THE EXPIRATION DATE. WE ASSUME NO RESPONSIBILITY IN RESPECT OF THE TIMELY ADMINISTRATION OF YOUR BROKER, DEALER, CUSTODIAN BANK OR OTHER NOMINEE TO PERFORM ITS OBLIGATIONS ON YOUR BEHALF.
What form of payment is required to purchase the common stock offered in the Rights Offering if I am a record holder of shares of common stock?
If your shares of common stock as of the Record Date are held in your name, then you are the Eligible Holder of the basic subscription rights you own and the over-subscription privilege, if applicable. You must only send a wire to the subscription agent if your shares are held directly in your name on the books and register of the Company’s transfer agent, Computershare Trust Company, N.A. All payments submitted by you to the subscription agent must be made in full in U.S. currency for the full number of shares of common stock you wish to acquire pursuant to the exercise of your basic subscription rights and over-subscription privilege, if applicable, by wire transfer using the wire instructions set forth in “Description of the Rights Offering– Payment Methods – Stockholders of Record.”

To be effective, any payment related to the exercise of a basic subscription right and over-subscription privilege, if applicable, must be received by the subscription agent and clear prior to the Expiration Date. You are solely responsible for all bank or similar fees and charges related to payment by wire transfer.
IF YOU SUBMIT YOUR SUBSCRIPTION FORM AND ASSOCIATED SUBSCRIPTION RIGHTS CERTIFICATE PRIOR TO THE EXPIRATION DATE, BUT FAIL TO SUBMIT PAYMENT BEFORE THE EXPIRATION DATE, YOUR EXERCISE WILL BE NULL AND VOID AND YOUR BASIC SUBSCRIPTION RIGHTS AND OVER-SUBSCRIPTION PRIVILEGE, IF APPLICABLE, WILL EXPIRE AND BE WORTHLESS.
For additional information, please see “Description of the Rights Offering– Payment Methods – Stockholders of Record.”

What form of payment is required to purchase the common stock offered in the Rights Offering if my shares are held in street name by a broker, dealer, custodian bank or other nominee?
If your shares of common stock as of the Record Date are held in “street name” through a broker, dealer, custodian bank or other nominee, then your broker, dealer, custodian bank or other nominee is the Eligible Holder of the basic subscription rights you own and the over-subscription privilege, if applicable. You must coordinate payments through your broker, dealer, custodian bank or other nominee in accordance with their procedures and instructions.
For additional information, please see “Description of the Rights Offering– Payment Methods – Street Name Holders.”
To whom should I send my forms and payment?
If your existing shares of common stock, and therefore your basic subscription rights and over-subscription privilege, if applicable are held in “street name” through a broker, dealer, custodian bank or other nominee, then you should send the forms specified by your broker, dealer, custodian bank or other nominee, as the Eligible Holder, and payment of the aggregate subscription price to that Eligible Holder in accordance with their procedures and instructions.
If, as of the Record Date, you were the record holder of the shares of common stock, then you should complete and submit your subscription form with associated subscription rights certificate via the Electronic Portal by visiting Kroll’s website at https://is.kroll.com/groupon and submit payment of the aggregate subscription price to Kroll by wire. Kroll will accept your subscription form and subscription rights certificate if properly submitted through the Electronic Portal. To access the Electronic Portal, visit https://is.kroll.com/groupon, click on the “Submit Rights Certificate” section of the website and follow the instructions to submit your subscription form and subscription rights certificate. You should allow sufficient time for submission of your subscription form and subscription rights certificate and payment of the aggregate subscription price to the subscription agent and clearance of your payment before the Expiration Date of 5:00 p.m. New York City time, on January 17, 2024, unless such date is extended by us.
IF YOU SUBMIT YOUR SUBSCRIPTION FORM AND ASSOCIATED SUBSCRIPTION RIGHTS CERTIFICATE PRIOR TO THE EXPIRATION DATE, BUT FAIL TO SUBMIT PAYMENT BEFORE THE EXPIRATION DATE, YOUR EXERCISE WILL BE NULL AND VOID AND YOUR BASIC SUBSCRIPTION RIGHTS AND OVER-SUBSCRIPTION PRIVILEGE, IF APPLICABLE, WILL EXPIRE AND BE WORTHLESS.
You, or if applicable, your broker, dealer, custodian bank or other nominee, as the Eligible Holder, are solely responsible for ensuring valid exercise of the basic subscription rights and over-subscription privilege, if applicable, and payment of the aggregate subscription price.

For additional information, please see “Description of the Rights Offering – Method of Exercising Subscription Rights” and “Description of the Rights Offering – Payment Methods.”
Must I pay the subscription price in cash?
Yes. You must timely pay the aggregate subscription price for the full number of shares of common stock you wish to acquire in the Rights Offering by wire transfer, so that it clears before the Expiration Date.
If the Rights Offering is not completed, will my subscription payment be refunded to me?
Yes. The subscription agent will hold all funds it receives in a segregated bank account until completion of the Rights Offering. If the Rights Offering is not completed, the subscription agent will return, without interest or penalty, as soon as practicable, all subscription payments. If you own shares in “street name,” it may take longer for you to receive payment because the payments will be returned through your nominee.
If all or a portion of my subscription is not accepted, will any excess payment of the aggregate subscription price be refunded to me?
Yes. The subscription agent will hold all funds it receives in a segregated bank account until closing or cancellation of the Rights Offering. If we do not accept all or a portion of your subscription, all excess payment of your aggregate subscription price received by the subscription agent will be returned as soon as practicable, without interest or penalty. If your shares or other eligible securities are held in “street name,” it may take longer for you to receive your payment of the subscription price because the subscription agent will return payments through the record holder of your shares.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights the information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding whether to exercise your basic subscription rights and over-subscription privilege, if applicable. You should carefully read this entire prospectus supplement, including the information under the heading “Risk Factors,” and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, which are described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”
Our Company and Corporate History
Company Overview
Groupon is a global-scaled, two-sided marketplace that connects consumers to merchants. Consumers access our marketplace through our mobile applications and our websites, which are primarily localized groupon.com sites in thirteen countries. We operate in two segments, North America and International, and in three categories, Local, Goods and Travel. Revenue is earned through service revenue transactions, by which we generate commissions by selling goods or services on behalf of third-party merchants. Service revenue also includes commissions we earn when customers make purchases with retailers using digital coupons accessed through our digital properties.
Our revenue in each of the Local, Goods and Travel categories is reported on a net basis as the purchase price collected from the customer less the portion of the purchase price that is payable to the third-party merchant.
Our strategy is to be the trusted marketplace where customers go to buy local services and experiences. We plan to grow our revenue by building long-term relationships with local merchants to improve our inventory selection and by improving the customer experience through inventory curation and improved convenience in order to drive customer demand and purchase frequency. Currently, we generate revenue from the following categories:
Local: Our Local category includes experiences and services from local and national merchants, and other revenue sources that are primarily generated through our relationships with local and national merchants. Our local inventory includes things to do, beauty and wellness and dining, as well as other types of experiences and services.
Goods: In our Goods category, we earn service revenue from transactions in which third-party merchants sell products to customers through our marketplaces. Our Goods category includes merchandise across multiple product lines, such as electronics, sporting goods, jewelry, toys, household items and apparel.
Travel: Through our Travel category, we feature travel experiences at both discounted and market rates, including hotels, airfare and package deals covering both domestic and international travel. For many of our travel experiences, the customer must contact the merchant directly to make a travel reservation after purchasing a travel voucher from us. However, for some of our hotel offerings, customers make room reservations directly through our websites and mobile applications.
Recent Developments
SumUp Share Purchase Agreements
On October 6, 2023, we entered into a Share Purchase Agreement (the “First SumUp Share Purchase Agreement”) pursuant to which we agreed to sell shares representing approximately 9.4% of our approximate 2.3% interest in SumUp Holdings S.à r.l., a private limited liability company (société à responsabilité limitée) (“SumUp”), incorporated under the laws of the Grand Duchy of Luxembourg, to other investors in SumUp for an aggregate cash purchase price of €8.4M (the “First SumUp Transaction”). The First SumUp Share Purchase Agreement was entered into in connection with a transaction in which several other investors in SumUp also agreed to sell shares on the same economic terms as the Company.
Subsequently in late October 2023, the First SumUp Transaction was finalized and we received cash of $8.8 million in connection with the First SumUp Transaction.
On November 9, 2023, we entered into a Share Purchase Agreement (the “Second SumUp Share Purchase Agreement”) pursuant to which we agreed to sell shares representing approximately 11.7% of our approximate 2.08% interest in SumUp to other investors in SumUp for an aggregate cash purchase price of €9.4M (the “Second SumUp Transaction”). The Second SumUp Share Purchase Agreement was entered into in connection with a transaction in which several other investors in SumUp also agreed to sell shares on the same economic terms as the Company and at the same price as agreed to on October 6, 2023.
Subsequently in late November 2023, the Second SumUp Transaction was finalized and we received cash of $10.2 million in connection with the Second SumUp Transaction.
Credit Agreement Amendment
On November 7, 2023, we entered into an amendment to our Existing Credit Agreement (as defined below) to provide for additional flexibility in connection with the Rights Offering. Specifically, we entered into a Fifth Amendment (the “Amendment”) to the Second Amended and Restated Credit Agreement, dated as of May 14, 2019 (as amended by the First Amendment, dated as of July 17, 2020, the Second Amendment, dated as of March 22, 2021, the Third Amendment, dated as of September 28, 2022 and the Fourth Amendment, dated as of March 13, 2023, collectively, the “Existing Credit Agreement”) with JPMorgan Chase Bank, N.A., as Administrative Agent, and the other lenders party to that Existing Credit Agreement.
The Amendment effects certain modifications to the definition of the term “Change in Control” contained in the Existing Credit Agreement and adds the term “Disqualified Equity Interest” to the Existing Credit Agreement, among other changes. In addition, the Amendment modifies the restricted payment covenant to permit the Company to declare and pay dividends with respect to its Equity Interests (other than Disqualified Equity Interests) payable solely in additional shares of its Equity Interests (other than Disqualified Equity Interests).

Corporate Information
Our principal executive offices are located at 600 West Chicago Avenue, Suite 400, Chicago, IL 60654. Our website address is www.groupon.com. The information on or accessible through our website is not part of this prospectus supplement and should not be relied upon in connection with making any investment decision with respect to the securities offered by this prospectus supplement.

The Rights Offering
This summary highlights the information contained elsewhere in this prospectus supplement and the accompanying prospectus and certain other information relating to the Rights Offering. You should carefully read the following summary together with the more detailed description of the terms of the Rights Offering contained elsewhere in this prospectus. Please see “Description of the Rights Offering.”

Securities Offered	We are distributing non-transferable basic subscription rights, at no charge and on a pro rata basis, to all Eligible Holders. The shares of common stock issuable upon exercise of the basic subscription rights and over-subscription privilege, if applicable, will be rounded down to the nearest whole number. As a result, we may not issue the full number of shares authorized for issuance in connection with the Rights Offering.
Basic Subscription Right
For each share of common stock, we will distribute one basic subscription right to purchase shares of our common stock. Each whole basic subscription right will allow its Eligible Holder to subscribe for 0.222257 shares of common stock, rounded down to the nearest whole share, at the subscription price of $11.30 per share. Eligible Holders may exercise some or all of their basic subscription rights or may choose not to exercise their basic subscription rights.

Over-Subscription Privilege	If you fully exercise your basic subscription rights and other Eligible Holders do not fully exercise their basic subscription rights, you will have an over-subscription privilege that entitles you to purchase, at the same subscription price, additional shares of common stock that remain unsubscribed at the Expiration Date. If an insufficient number of shares of common stock are available to fully satisfy all over-subscription requests, the available shares of common stock issuable will be distributed proportionately among Eligible Holders who exercise their over-subscription privilege, based on the number of shares each Eligible Holder subscribed for under the basic subscription right. The available shares of common stock will be distributed proportionately until either all shares of common stock have been allocated or all exercises of the over-subscription privilege have been fulfilled, whichever occurs earlier.
Subscription Price	The subscription price per share of common stock is $11.30, as determined by our Board upon the approval by the Audit Committee, which was based, in part, upon input from a third party financial advisor. To be effective, payment of the aggregate subscription price related to the exercise of basic subscription rights and over-subscription privilege, if applicable, must be received and must clear prior to the Expiration Date.
Record Date	5:00 p.m., New York City time, on November 20, 2023.
Expiration Date	5:00 p.m., New York City time, on January 17, 2024.
Subscription Period	The basic subscription rights and over-subscription privilege, if applicable, may be exercised at any time during the rights offering period, which will commence on November 21, 2023, and will expire at 5:00 p.m., New York City time, on January 17, 2024, unless we extend such period. Subscription rights that are not exercised by the Expiration Date will expire and will have no value. Any and all Remaining Shares shall be purchased by the Backstop Party pursuant to the Backstop Commitment under the Backstop Agreement, subject to the terms thereof.

Use of Proceeds	We expect to use the proceeds from the Rights Offering for general corporate purposes, which may include the repayment of debt.
No Fractional Shares	No fractional shares of common stock will be issued upon the exercise of any basic subscription rights and over-subscription privilege, if applicable, in this Rights Offering. All fractional shares will be rounded down to the nearest whole share.
Brokerage Account Stockholders	If you are a beneficial owner of shares of common stock that are registered in the name of a broker, dealer, custodian bank or other nominee, and you wish to participate in the Rights Offering, you should immediately instruct your broker, dealer, custodian bank or other nominee to exercise your basic subscription rights and over-subscription privilege, if applicable, on your behalf and deliver all required documents and payment before the Expiration Date.
Procedure for Exercising Subscription Rights
The basic subscription rights and over-subscription privilege, if applicable, may be exercised at any time during the rights offering period, which commences on November 21, 2023.
If you are an Eligible Holder, to exercise your basic subscription rights and over-subscription privilege, if applicable, you must prior to the Expiration Date (i) properly complete and submit the subscription form with associated subscription rights certificate distributed by the subscription agent via the Electronic Portal and (ii) deliver the full subscription price for each share of common stock for which you subscribe under the basic subscription rights and over-subscription privilege, if applicable, to the subscription agent, Kroll, by wire. You are solely responsible for submitting the subscription form with associated subscription rights certificate via the Electronic Portal and payment of the aggregate subscription price by wire. You should allow sufficient time for submission of your subscription form with associated subscription rights certificate via the Electronic Portal and payment of the aggregate subscription price to the subscription agent by wire so that the subscription agent receives them prior to the Expiration Date.
If your shares are held in the name of a broker, dealer, custodian bank or other nominee, you must provide instructions to that broker, dealer, custodian bank or other nominee in accordance with their procedures. Your broker, dealer, custodian bank or other nominee may establish a submission deadline that is before the Expiration Date. We assume no responsibility in respect of the timely administration of your broker, dealer, custodian bank or other nominee to perform its obligations on your behalf.
We reserve the right to reject any or all subscriptions not properly or timely submitted or completed or the acceptance of which would, in the opinion of our counsel, be unlawful.
IF YOU SUBMIT YOUR SUBSCRIPTION FORM AND ASSOCIATED SUBSCRIPTION RIGHTS CERTIFICATE PRIOR TO THE EXPIRATION DATE, BUT FAIL TO SUBMIT PAYMENT BEFORE THE EXPIRATION DATE, YOUR EXERCISE WILL BE NULL AND VOID AND YOUR BASIC SUBSCRIPTION RIGHTS AND OVER-SUBSCRIPTION PRIVILEGE, IF APPLICABLE, WILL EXPIRE AND BE WORTHLESS.
For details regarding the procedures and requirements for exercising your subscription rights, please see “Description of the Rights Offering – Method of Exercising Subscription Rights” and “Description of the Rights Offering – Payment Methods” herein for more information.

Payment Adjustments	If you send a payment that is insufficient to purchase the number of shares requested, or if the number of shares requested is not specified in the subscription form with associated subscription rights certificate, the payment received will be applied to exercise your basic subscription rights to the extent of the payment. If the payment exceeds the amount necessary for the full exercise of your basic subscription rights and over-subscription privilege, if applicable, the excess will be returned to you as soon as practicable. If the number of shares of common stock remaining after the exercise of all basic subscription rights is not sufficient to satisfy all requests for shares pursuant to the over-subscription privilege, you will be allocated additional shares in the proportion that the number of shares you purchased through the basic subscription rights bears to the total number of shares that all Eligible Holders exercising over-subscription privileges purchased through the basic subscription rights. Any excess payments resulting from such proration will be returned to you as soon as practicable after the Expiration Date. You will not receive any interest nor any deduction on any payments refunded to you under the Rights Offering.
Shares of Common Stock Issued and Outstanding as of the Record Date and Shares of Common Stock Issued and Outstanding After Completion of the Rights Offering
As of the Record Date, there were 31,853,378 shares of our common stock issued and outstanding. We are offering basic subscription rights exercisable for 7,079,646 shares of common stock in the Rights Offering. To the extent that this number of shares is not issued in the Rights Offering, the shortfall will be issued to the Backstop Party pursuant to the Backstop Commitment. Based on the number of shares issued and outstanding as of the Record Date, if we issue all 7,079,646 shares of common stock available in this Rights Offering, we will have 38,933,024 shares of common stock issued and outstanding following the completion of the Rights Offering.

Subscription Ratio
Each whole basic subscription right will allow the Eligible Holder to subscribe for 0.222257 shares of common stock, rounded down to the nearest whole share, at the subscription price. To the extent that any portion of the basic subscription rights remain unexercised following the expiration of the rights offering period, the Backstop Party shall purchase the full amount of the Remaining Shares.

Non-Transferability	The basic subscription rights and over-subscription privilege, if applicable, may not be sold, transferred or assigned to anyone else.
No Obligation to Participate in the Rights Offering	You are under no obligation to exercise your basic subscription rights and over-subscription privilege, if applicable, to subscribe for any shares of common stock in the Rights Offering. If you choose not to participate in the Rights Offering, you do not have to take any special action to decline to participate.

Backstop Commitment
We have entered into a Backstop Agreement with the Backstop Party, pursuant to which the Backstop Party has agreed to, subject to the satisfaction of certain conditions under the Backstop Agreement, (i) fully exercise its basic subscription rights prior to the Expiration Date of the Rights Offering and (ii) fully purchase any and all Remaining Shares at the same price and on the same terms and conditions as other participants in the Rights Offering. The Remaining Shares will be issued to the Backstop Party in a private placement exempt from registration under Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The Backstop Party is entitled to customary registration rights, including demand and piggyback rights, in respect of the Remaining Shares. Other than reimbursement of legal and other fees by us in an amount not to exceed $100,000, the Backstop Party will not receive any fees or other consideration in connection with the Backstop Commitment. Please see “Description of the Backstop Commitment.”

No Revocation of Exercise by Eligible Holders	All exercises of the basic subscription rights and over-subscription privilege, if applicable, are irrevocable by the Eligible Holder, even if you later learn information about us that you consider unfavorable or our stock price declines. You should not exercise your basic subscription rights and over-subscription privilege, if applicable, unless you are certain that you wish to purchase the shares of common stock offered pursuant to this Rights Offering.
Conditions Precedent to the Rights Offering	There are no conditions precedent to the Rights Offering. Our obligation to close the Rights Offering and to issue the shares of common stock subscribed for in the Rights Offering is not conditioned upon the satisfaction or waiver of any conditions.
Extension; Amendment; Cancellation
We reserve the right, in our sole and absolute discretion, to amend, extend or cancel the Rights Offering at any time for any reason prior to the Expiration Date; provided that any increase in the subscription price shall be made only with the advance written consent of the Backstop Party. If the Rights Offering is canceled, all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable to those Eligible Holders who subscribed for shares in the Rights Offering.
Any extension, amendment or cancellation will be followed promptly by a public announcement thereof which, in the case of an extension, will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. For more information regarding extensions, amendments or the cancellation of the Rights Offering, please see “Description of the Rights Offering – Amendment, Withdrawal and Termination.”

No Board Recommendation	Our Board is making no recommendation regarding the exercise of your basic subscription rights and over-subscription privilege, if applicable. Further, we have not authorized anyone to make any recommendation. You are urged to make your own decision whether to exercise your basic subscription rights and over-subscription privilege, if applicable, based on your own assessment of our business and the Rights Offering. Please see “Risk Factors.”

Issuance of Stock	All shares of common stock that you purchase in the Rights Offering will be issued in book-entry, or uncertificated, form. When issued, the shares will be registered in the name of the Eligible Holder. As soon as practicable after the expiration of the Rights Offering, the subscription agent will arrange for the issuance of the shares of common stock purchased in the Rights Offering. Subject to state securities laws and regulations, we have the discretion to delay distribution of any shares you may have elected to purchase by exercise of your basic subscription rights and over-subscription privilege, if applicable, in order to comply with state securities laws.
Risk Factors
Eligible Holders should carefully read and consider the information set forth in “Risk Factors” beginning on page S-21 of this prospectus supplement, together with the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, before making a decision to invest in our common stock.

Market for Common Stock	Our common stock trades on the Nasdaq under the symbol “GRPN.”
U.S. Federal Income Tax Considerations
For U.S. federal income tax purposes, we intend to take the position that you should not recognize taxable income as a result of the distribution or exercise of your basic subscription rights. However, there is a lack of authority addressing the application of the Internal Revenue Code, as amended (the “Code”), to distributions of basic subscription rights and your receipt of basic subscription rights may be treated as a taxable distribution. For further information, please see “Risk Factors – The receipt of basic subscription rights may be treated as a taxable distribution to you” and “Material U.S. Federal Income Tax Consequences.” You should, and are urged to, seek specific advice from your personal tax advisor concerning the tax consequences of the Rights Offering applicable to your own tax situation.

Effect on Convertible Notes
The distribution of basic subscription rights pursuant to the Rights Offering has resulted in an adjustment to the conversion rate (the “Conversion Rate”) of the Convertible Notes pursuant to Section 14.04(c) of the indenture, dated March 25, 2021, by and between the Company and U.S. Bank Trust Company, National Association, as trustee (as amended, supplemented or otherwise modified to the date hereof, the “Indenture”). Effective immediately after the open of business on November 17, 2023, the ex-dividend date for the Rights Offering (the “Ex-Dividend Date”), the new Conversion Rate is 15.6619 shares of common stock per $1,000 principal amount of Convertible Notes, as compared to the previous Conversion Rate of 14.6800 shares of common stock per $1,000 principal amount of Convertible Notes. For further information, please see “Description of the Rights Offering – Effect of the Rights Offering on the Convertible Notes.”

Subscription Agent	Kroll Issuer Services (US)
Information Agent	Kroll Issuer Services (US)
Questions	Questions regarding the Rights Offering should be directed to the information agent by (1) calling (844) 369-8502 or, if you are outside the United States or Canada, (646) 651-1193, (2) sending an electronic mail message to Groupon@is.kroll.com with “Groupon Rights Offering” in the subject line or (3) visiting the information agent’s website at https://is.kroll.com/groupon. For a more complete description of the Rights Offering, please see “Description of the Rights Offering.”

RISK FACTORS
Exercising your basic subscription rights and over-subscription privilege, if applicable, to purchase our common stock in this Rights Offering involves a high degree of risk. Before you decide to exercise your basic subscription rights and over-subscription privilege, if applicable, and invest in our common stock, you should carefully consider the risks and uncertainties described below and those described in the filings we make with the SEC from time to time that are incorporated by reference herein in their entirety, including the risks and uncertainties set forth under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent SEC filings.
Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future. In any such case, the trading price of our common stock could decline, and you may lose all or part of the money you paid to exercise your basic subscription rights and over-subscription privilege, if applicable, and purchase our common stock.
Risks Related to the Rights Offering
We have invested and will continue to invest significant time, attention and resources, and incur significant expenses, in connection with the Rights Offering and the Backstop Commitment. These investments and expenses may not return adequate value if the Rights Offering and the Backstop Commitment are ultimately not consummated or are unsuccessful.
We estimate that we will incur approximately $400,000 in expenses in connection with the Rights Offering and Backstop Commitment. We will incur most, if not all, of these expenses even if the Rights Offering is not ultimately consummated or is unsuccessful or the Backstop Commitment contemplated by the Backstop Agreement is not consummated. If we are unable to sell sufficient shares of common stock in the Rights Offering, including if the Backstop Commitment contemplated by the Backstop Agreement is not consummated, the resulting reduction in net proceeds may result in our offering-related expenses exceeding the net proceeds we receive and, therefore, the net proceeds may be insufficient to meet our objectives.
Furthermore, preparations for the Rights Offering and the Backstop Commitment have been time-consuming and a diversion of management’s attention and resources. If the Rights Offering and Backstop Commitment are ultimately not consummated or are otherwise unsuccessful, we could suffer an adverse impact on our reputation, lose opportunities to pursue certain other financing alternatives that may have been otherwise available to us and may need to seek other capital-raising alternatives.
The subscription price determined for the Rights Offering may not be indicative of the fair value of our common stock.
The subscription price of $11.30 was established by our Board based on several considerations including, but not limited to, the approval by the Audit Committee (which was based, in part, upon input from a third party financial advisor); the Company’s negotiations with the Backstop Party and in particular, the highest subscription price that the Backstop Party was willing to pay; the historical and current trading prices of our common stock, including on a volume-weighted average share price basis over certain periods; our need for liquidity and capital; the likely cost of capital from other sources; and the disadvantages associated with other equity and debt financing alternatives reasonably available to us. On November 8, 2023, the date prior to the announcement of the Rights Offering, the last reported sale price of our common stock was $13.92 per share. The subscription price does not necessarily bear any relationship to the book value of our assets, net worth, past operations, cash flows, losses, financial condition or any other established criteria for fair value, or to the market price of our common stock.
Further, the market price of our common stock could decline during or after the Rights Offering, and you may not be able to sell shares of our common stock purchased in the Rights Offering at a price equal to or greater than the price you paid, or at all. We do not currently intend to change the subscription price in response to fluctuations in the trading price of shares of our common stock, if any, prior to the closing of the Rights Offering.

If you do not fully exercise your basic subscription rights, your interest in us may be diluted, and to the extent you do exercise your basic subscription rights and the subscription price is less than the fair value of our common stock, you would experience an immediate dilution of the aggregate fair value of your shares of common stock purchased in the Rights Offering, which could be substantial.
7,079,646 shares of common stock are issuable in the Rights Offering, including any Remaining Shares purchased by the Backstop Party. Accordingly, if you do not exercise your basic subscription rights in full, your interest in us may be diluted upon completion of the Rights Offering. In addition, if you do exercise your basic subscription rights and the subscription price is less than the fair value of our common stock, you would experience immediate dilution of the value of your shares of common stock purchased in the Rights Offering relative to what your value would have been had our common stock been issued at fair value. This dilution could be substantial.
Whether or not you exercise your basic subscription rights to purchase shares of common stock, you will suffer immediate dilution of your investment.
The effective purchase price of $11.30 for one share of common stock is substantially higher than the as adjusted net tangible book value per share of our common stock as of September 30, 2023. Based on the effective purchase price of $11.30 for one share of common stock, if you purchase common stock in the Rights Offering, you will experience immediate dilution of $15.44 per share, representing the difference between our pro forma as adjusted net tangible book value per share after giving effect to the Rights Offering and the effective purchase price of $11.30 for one whole share of common stock. To the extent outstanding options are exercised or restricted stock unit awards vest at prices below the subscription price or we issue additional shares of common stock in the future, you will incur further dilution.
Furthermore, the Backstop Party has agreed to purchase any and all Remaining Shares pursuant to the Backstop Commitment under the Backstop Agreement. As a result, whether or not you participate in the Rights Offering, we expect to issue, in the aggregate, 7,079,646 shares of common stock in the Rights Offering. For additional information on the dilution that you will experience immediately after this Rights Offering, please see “Dilution.”
The ownership interest in the Company by Eligible Holders who exercise their over-subscription privilege will increase relative to Eligible Holders who do not fully participate in the Rights Offering.
Each Eligible Holder will have the option to exercise its over-subscription privilege; provided that such Eligible Holder fully exercises its basic subscription rights. If Eligible Holders do not exercise their basic subscription rights in full and other Eligible Holders exercise their over-subscription privilege, then the ownership in the Company by Eligible Holders exercising such over-subscription privilege will increase relative to the ownership in the Company by Eligible Holders who do not fully participate in the Rights Offering.
We may amend the terms of the Rights Offering at any time prior to the Expiration Date.
We may, in our sole and absolute discretion, amend the terms of the Rights Offering at any time prior to the Expiration Date and for any reason; provided that any increase in the subscription price shall require the advance written consent of the Backstop Party. The terms of the Rights Offering cannot be modified or amended after the Expiration Date, as may be extended from time to time.
Our Board of Directors is not making any recommendation regarding the exercise of your basic subscription rights and over-subscription privilege, if applicable, and we did not receive a fairness opinion from a financial advisor in determining the subscription price or the terms of the Rights Offering.
Our Board is not making any recommendation regarding the exercise of your basic subscription rights and over-subscription privilege, if applicable. In addition, we did not receive a fairness opinion from a financial advisor in determining the subscription price or the terms of the Rights Offering. Eligible Holders who exercise their basic subscription rights and over-subscription privilege, if applicable, risk investment loss on new money invested. The trading price for our common stock may not be above the subscription price at the time of exercise or at the Expiration Date and anyone purchasing shares at the subscription price may not be able to sell those shares in the future at the same price or a higher price. You are urged to make your own decision whether to exercise your basic subscription rights and over-subscription privilege, if applicable, based on your own assessment of our business and the Rights Offering.
Because you may not revoke or change the exercise of your basic subscription rights and over-subscription privilege, if applicable, you could be committed to buying shares above the prevailing trading price at the time the Rights Offering is completed.
Once you exercise your basic subscription rights and the over-subscription privilege, if applicable, you may not revoke or change your exercise. The trading price of our common stock may decline after you exercise your basic subscription rights and over-subscription privilege, if applicable. If you exercise your basic subscription rights and over-subscription privilege, if applicable, and, following such exercise, the trading price of our common stock decreases below the $11.30 per share subscription price, you will have committed to buying shares of our common stock at a price above the prevailing trading price and could have an immediate unrealized loss. The trading price of our common stock may not equal or exceed the subscription price at the time of exercise or at the Expiration Date or thereafter.
If we terminate this Rights Offering for any reason, we will have no obligation to you other than to return subscription monies.
We may decide, in our sole and absolute discretion and for any reason, to cancel or terminate the Rights Offering at any time prior to the Expiration Date. If the Rights Offering is cancelled, all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable, to those Eligible Holders who subscribed for shares in the Rights Offering. We will notify you of any such cancellation by issuing a press release. If we terminate the Rights Offering and you have not exercised any basic subscription rights, your basic subscription rights will expire and be worthless.
You may not be able to resell any shares of our common stock that you acquire pursuant to the Rights Offering immediately upon expiration of the Rights Offering subscription period.
If you participate in the Rights Offering, you may not be able to resell the common stock acquired from such participation until you, or your broker, custodian bank or other nominee, if applicable, have received those shares. Moreover, you will have no rights as a stockholder of the shares you purchased in the Rights Offering until we issue the shares to you. Although the subscription agent will endeavor to issue the shares as soon as practicable after completion of the Rights Offering, including after all necessary calculations have been completed, there may be a delay between the Expiration Date of the Rights Offering and the time that the shares are issued.
Because the basic subscription rights and over-subscription privilege, if applicable, are non-transferable, there is no market for the basic subscription rights and over-subscription privilege, if applicable.
You may not sell, transfer or assign your basic subscription rights and over-subscription privilege, if applicable, to anyone else. Because the basic subscription rights and over-subscription privilege, if applicable are non-transferable, there is no market or other means for you to directly realize any value associated with the basic subscription rights and over-subscription privilege, if applicable. You must exercise the basic subscription rights and acquire additional shares of our common stock to realize any value that may be embedded in the basic subscription rights.
You may not receive all or any of the shares of common stock for which you subscribe in the Rights Offering.
While we are distributing to each Eligible Holder one basic subscription right for each share of common stock held as of the Record Date, no fractional shares will be issued upon the exercise of basic subscription rights and the over-subscription privilege, if applicable. Accordingly, any fractional share of common stock will be rounded down to the nearest whole share. As a result of this rounding, we cannot guarantee that you will receive the entire amount of common stock for which you subscribed.

In addition, we are not making the Rights Offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any shares of common stock from Eligible Holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal, state or foreign laws or regulations from accepting or exercising the basic subscription rights and over-subscription privilege, if applicable. We may delay the commencement of the Rights Offering in those states or other jurisdictions, or change the terms of the Rights Offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those jurisdictions. Subject to state or foreign securities laws and regulations, we also have the discretion to delay allocation and distribution of any common stock you may elect to purchase in the Rights Offering in order to comply with state or foreign securities laws. We may decline to make modifications to the terms of the Rights Offering requested by those jurisdictions, in which case, if you are a resident in those jurisdictions or if you are otherwise prohibited by federal, state or foreign laws or regulations from accepting or exercising the basic subscription rights and over-subscription privilege, if applicable, you will not be able to participate in the Rights Offering.
You will not receive interest on subscription funds, including any funds ultimately returned to you if we are unable to consummate the Rights Offering or it is otherwise unsuccessful.
To exercise your basic subscription rights and over-subscription privilege, if applicable, you will be required to deliver the completed subscription form with associated subscription rights certificate to the subscription agent along with your aggregate subscription price payment for the common stock. You will not earn any interest on your payment while it is being held by the subscription agent pending the closing of the Rights Offering, even if we amend the terms of the Rights Offering to extend the Rights Offering period. If we cancel the Rights Offering, neither we nor the subscription agent will have any obligation with respect to the basic subscription rights and over-subscription privilege, if applicable, except to return to you, without interest or penalty, any payment of the subscription price that you have made.
If none of the other Eligible Holders exercise their basic subscription rights to purchase shares in the Rights Offering and the Backstop Party purchases all shares offered in the Rights Offering, the Backstop Party, together with its affiliates, will beneficially own a significant portion of our outstanding common stock, and will therefore have significant influence over important matters, which could make our common stock less attractive to some investors or otherwise harm our stock price.
If none of the Eligible Holders exercise their basic subscription rights to purchase shares in the Rights Offering and the Backstop Party purchases all shares offered in the Rights Offering, the Backstop Party, together with its affiliates, will beneficially own 14,402,568 shares of our outstanding common stock (37.0%) after the Rights Offering, based on ownership as of the Record Date. As a result, the Backstop Party and its affiliates will have significant influence over matters submitted to our stockholders for approval, including the election of directors and the approval of any merger, consolidation or sale of all or substantially all of our assets. This concentration of voting power might delay, defer or prevent a change in control or delay or prevent a merger, consolidation, takeover or other business combination involving us on terms that other stockholders may desire, which, in each case, could adversely affect the market price of our common stock.
The receipt of basic subscription rights may be treated as a taxable distribution to you.
We believe, and intend to take the position, that the distribution of basic subscription rights to Eligible Holders should be treated, for U.S. federal income tax purposes, as a non-taxable distribution under Section 305(a) of the Code and the Treasury Regulations promulgated thereunder. However, the authorities governing transactions such as this Rights Offering are complex and do not speak directly to the consequences of certain aspects of this Rights Offering, including, for example, the effects of the over-subscription privilege. Our position regarding the tax-free treatment of the basic subscription rights distribution is not binding on the Internal Revenue Service (the “IRS”), or the courts. If this position is finally determined by the IRS or a court to be incorrect, the fair market value of the basic subscription rights upon receipt would be taxable to holders of our common stock to which the basic subscription right is distributed as a dividend to the extent of the holder’s pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Each Eligible Holder is urged to consult with his, her or its own tax advisor regarding the tax consequences of the Rights Offering applicable to such holder’s own tax situation. Please see “Material U.S. Federal Income Tax Consequences.”
Risks Related to our Common Stock
The trading price of our common stock has been, and may continue to be, highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control, before or after the Rights Offering subscription period.
The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of companies. The price of our common stock may decline after you have elected to exercise your basic subscription rights and over-subscription privilege, if applicable. If that occurs, you may have irrevocably committed to buy shares of our common stock at a price greater than the prevailing market price, or at a greater premium to the prevailing market price than you intended. As a result of this volatility, you may not be able to sell your common stock at or above the price you paid in the Rights Offering, and you may lose some or all of your investment.
If securities analysts do not publish research or reports about our business or if they publish negative evaluations of our stock, the price of our stock could decline.
The trading market for our common stock will rely, in part, on the research and reports that industry or financial analysts publish about us or our business. There can be no assurance that existing analysts will continue to cover us or that new analysts will begin to cover us. There is also no assurance that any covering analyst will provide favorable coverage. A lack of research coverage or adverse coverage may negatively impact the market price of our common stock. In addition, if one or more of the analysts covering our business downgrade their evaluations of our stock or the stock of other companies in our industry, the price of our stock could decline.
You may experience future dilution as a result of future equity offerings or other issuances of our shares of common stock.
In order to raise additional capital, we may in the future offer additional shares of our common stock or securities convertible into or exchangeable for our common stock at prices that may not be the same as the price you paid in the Rights Offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by you in the Rights Offering, and investors purchasing shares or other securities in the future could have rights superior to those purchased by you in the Rights Offering. Sales of additional shares of our common stock or securities convertible into shares of common stock will dilute your ownership in us.
We have broad discretion in the use of the net proceeds from the Rights Offering. We may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return on your investment.
We are conducting the Rights Offering in order to raise additional capital to improve and strengthen our financial position. We intend to use the net proceeds from the Rights Offering for general corporate purposes, which may include the repayment of debt. However, we may allocate the net proceeds among these purposes as we determine is appropriate. Moreover, economic, business and financial market conditions may require us to allocate portions of the net proceeds for other purposes. Accordingly, you will be relying on the judgment of our management with regard to the use of net proceeds from the Rights Offering, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used in a manner that you consider appropriate. The failure by our management to apply these funds effectively could result in financial losses that could harm our business and cause the price of our common stock to decline. We may invest the net proceeds from this Rights Offering, pending their use, in a manner that does not produce income or that loses value.

Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.
We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future, and investors seeking cash dividends should not purchase shares of our common stock.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of our common stock offered in the Rights Offering, including the purchase of Remaining Shares by the Backstop Party, if applicable, after deducting estimated offering expenses, will be approximately $79,600,000. We estimate that the expenses of the Rights Offering will be approximately $400,000.

We are conducting the Rights Offering in order to raise additional capital to improve and strengthen our financial position. We intend to use the net proceeds from the Rights Offering for general corporate purposes, which may include the repayment of debt. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this Rights Offering in short-term, investment-grade, interest-bearing securities.

DILUTION

If you purchase shares of our common stock in this Rights Offering, you will experience dilution to the extent of the difference between the subscription price per whole share of our common stock in this Rights Offering and the as adjusted net tangible book value per share of our common stock immediately after this Rights Offering.
Our historical net tangible book value (deficit) as of September 30, 2023, was $(240,711,603), or $(7.56) per share (based upon 31,838,118 shares of our common stock outstanding as of September 30, 2023). Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the aggregate number of shares of our common stock outstanding as of September 30, 2023.
After giving effect to the assumed sale in this Rights Offering by us of 7,079,646 shares of common stock, at a subscription price of $11.30 per share and after deducting estimated offering expenses payable by us, our as adjusted net tangible book value (deficit) as of September 30, 2023, would have been $(161,111,603), or $(4.14) per share of common stock. This represents an immediate increase in net tangible book value of $3.42 per share to existing stockholders and immediate dilution in net tangible book value of $15.44 per share to new investors purchasing shares of our common stock in the Rights Offering. The following table illustrates this per share dilution:

Subscription price per share of common stock		$11.30
Historical net tangible book value per share as of September 30, 2023	$(7.56)
Increase in as adjusted net tangible book value per share attributable to new investors participating in the Rights Offering	$3.42
As adjusted net tangible book value per share as of September 30, 2023, after giving effect to the Rights Offering		$(4.14)
As adjusted dilution per share to investors participating in the Rights Offering		$15.44

The number of shares of our outstanding common stock reflected in the discussion and table above is based on 31,838,118 shares of common stock outstanding as of September 30, 2023, and excludes, as of that date:
•    3,062,500 shares of our common stock issuable upon exercise of outstanding options at a weighted average exercise price of $6.00 per share;
•    1,648,381 shares of our common stock issuable upon the vesting and settlement of outstanding restricted stock units and performance-based restricted stock units;
•    2,728,411 shares of our common stock reserved for potential future issuance pursuant to our Groupon, Inc. A&R 2011 Incentive Plan;
•    285,542 shares of our common stock reserved for potential future issuance pursuant to our Employee Stock Purchase Plan; and
•    3,376,400 shares of our common stock issuable upon conversion of the Convertible Notes issued and outstanding as of September 30, 2023.
The foregoing table does not give effect to the exercise of any outstanding options. We may raise additional capital in the future through the sale of equity or convertible debt securities. To the extent options are exercised, or we issue shares of Common Stock in connection with raising additional capital, there may be further dilution to new investors.

DESCRIPTION OF THE RIGHTS OFFERING
The following describes the Rights Offering in general and assumes, unless specifically provided otherwise, that you are an Eligible Holder. If you hold your securities in a brokerage account or through a dealer or other nominee, please also refer to “Notice to Brokers and Nominees” below.
Before deciding whether to exercise your basic subscription rights and over-subscription privilege, if applicable, you should carefully read this prospectus supplement, including the information set forth under the heading “Risk Factors” and the information that is incorporated by reference into this prospectus supplement and the accompanying prospectus.
The Subscription Rights
We are distributing to all Eligible Holders, at no charge and on a pro rata basis, non-transferable basic subscription rights to purchase shares of our common stock. For each share of common stock for which you are the holder of record on the Record Date, you will receive one basic subscription right to purchase shares of our common stock. Each whole basic subscription right will allow you to subscribe for 0.222257 shares of common stock at the subscription price of $11.30 per share.
The shares of common stock issuable upon exercise of the basic subscription rights and over-subscription privilege, if applicable, will be rounded down to the nearest whole number. No fractional shares of our common stock will be issued upon the exercise of any basic subscription rights and the over-subscription privilege, if applicable, in this Rights Offering, and all fractional shares will be rounded down to the nearest whole share.
You may exercise any number of your basic subscription rights, or you may choose not to exercise any basic subscription rights. The basic subscription rights will allocate the basic subscription rights to purchase 7,079,646 shares of common stock, allocated pro rata among the Eligible Holders.
The basic subscription rights will be evidenced by subscription rights certificates unless you hold your shares in “street name.” Basic subscription rights and the over-subscription privilege, if applicable, may be exercised at any time during the rights offering subscription period, which commences on November 21, 2023, until the Expiration Date, which is 5:00 p.m., New York City time, on January 17, 2024. You are not required to exercise any of your basic subscription rights or your over-subscription privilege, if applicable.
Following the Expiration Date, the Backstop Party shall subscribe for and purchase any and all Remaining Shares at the same price and on the same terms and conditions applicable to other subscribers. Please see “Description of the Backstop Commitment.”
Over-subscription Privilege
If you fully exercise your basic subscription rights and other Eligible Holders do not fully exercise their basic subscription rights, you will have an over-subscription privilege to purchase additional shares of common stock that remain unsubscribed at the Expiration Date. You are entitled to exercise your over-subscription privilege only if you exercise your basic subscription rights to purchase all of your shares of common stock in full. If you wish to exercise your over-subscription privilege, you should indicate the number of additional shares of common stock that you would like to purchase in the space provided on your subscription form, as well as the number of shares that you beneficially own without giving effect to any shares to be purchased in this Rights Offering. When you submit your subscription form with associated subscription rights certificate, you must also send the full purchase price for the number of additional shares of common stock that you have requested to purchase pursuant to your over-subscription privilege, in addition to the payment due for shares of common stock purchased through your basic subscription rights. If the number of shares of common stock remaining after the exercise of all basic subscription rights is not sufficient to satisfy all requests for shares pursuant to the over-subscription privilege, you will be allocated additional shares in the proportion which the number of shares you purchased through the basic subscription rights bears to the total number of shares that all Eligible Holders exercising the over-subscription privilege purchased through the basic subscription rights. The subscription agent will return any excess payments without interest or deduction. As soon as practicable after the Expiration Date, the subscription agent will determine the number of shares of common stock that you may purchase pursuant to the over-subscription privilege. If you request and pay for more shares than are allocated to you, the subscription agent will refund the overpayment.
If you hold your shares of common stock in “street name” through a broker, dealer, custodian bank or other nominee and wish to exercise your over-subscription privilege through DTC’s ASOP system, such broker, dealer, custodian bank or other nominee who acts on behalf of beneficial owners will be required to certify to us and to the subscription agent as to the aggregate number of basic subscription rights exercised, and the number of shares of common stock requested through the over-subscription privilege, by each beneficial owner on whose behalf such broker, dealer, custodian bank or other nominee is acting.
Subscription Price
The subscription price per share of common stock is $11.30. Our Board considered a number of factors in determining the price for the Rights Offering, including:
•the highest price per share at which the Backstop Party was willing to fully backstop the Rights Offering;
•the price at which our stockholders might be willing to participate in the Rights Offering;
•historical and current trading prices of our common stock, including on a volume-weighted average share price basis over certain periods;
•the desire to provide an opportunity to our stockholders to participate in the Rights Offering on a pro rata basis; and
•the approval of the Audit Committee, which was based, in part, upon input from a third party financial advisor retained by the Company to evaluate financing alternatives.
On November 8, 2023, the date prior to the announcement of the Rights Offering, the last reported sale price of our common stock was $13.92 per share. As of the Record Date, the last reported sale price of our common stock was $9.72 per share. The subscription price of $11.30 per whole share of common stock does not necessarily bear any relationship to the book value of our assets, net worth, past operations, cash flows, losses, financial condition or any other established criteria for fair value, or to the market price of our common stock. We cannot assure you that the trading price of our common stock will not decline during or after the Rights Offering. We do not intend to change the subscription price or the terms of the Rights Offering in response to changes in the trading price of our common stock prior to the Expiration Date. Please see “Risk Factors – The subscription price determined for the Rights Offering may not be indicative of the fair value of our common stock.”
Reasons for the Rights Offering
Below is a summary of the reasons for the Rights Offering and additional background information. Our Board and members of our management team regularly review and assess our performance, prospects and financing needs, and consider a wide variety of strategic and financing alternatives that may be available. Our Board unanimously approved the Rights Offering, on the recommendation of the Audit Committee, after considering various alternatives to meet our liquidity, financial flexibility and capital needs and concluding that the Rights Offering was the appropriate alternative at this time. In reaching its determination to authorize and commence the Rights Offering, our Board considered, among other factors, the following:
•our current capital resources and the risks, costs and uncertainties associated with our existing liquidity, including our ability to continue to operate as a going concern;
•the Backstop Party’s willingness to fully backstop the Rights Offering;

•the size and pricing of the Rights Offering and in particular, the fact that Nasdaq rules do not require stockholder approval of the Rights Offering, including the Backstop Commitment;
•the certainty of raising $80.0 million in a fully backstopped Rights Offering compared to other financing alternatives that do not include a committed full backstop arrangement;

•the relative attractiveness of the Rights Offering compared to other alternatives that were believed to be reasonably available, including debt and other forms of equity financing (as described more fully below);
•certain other advantages associated with the Rights Offering such as reduced dilution because all Eligible Holders have the opportunity to participate on the same terms and on a pro rata basis to purchase additional shares of common stock;

•the disadvantages associated with debt financing, including prevailing high interest rates, interest payment expense, potential restrictions on the Company’s business imposed by negative covenants in such debt financing, restrictions imposed by negative covenants in our existing debt instruments that may adversely affect such debt financing and other risks related to the incurrence of additional debt in our capital structure;

•the disadvantages associated with other forms of equity financing, such as dilution to all existing stockholders regardless of whether they participate, potential difficulty in pricing and consummating an equity financing given significant market volatility and the underwriting or placement fees typically associated with such financings;

•the potential dilution to our current stockholders if they choose not to participate in the Rights Offering;

•the potential impact of the Rights Offering on the public float for our common stock; and
•the fact that the material terms of the Rights Offering and the Backstop Commitment, such as price, were approved by the Audit Committee comprising three independent and disinterested directors.
Given the size of the Backstop Commitment, and because individuals affiliated with the Backstop Party also are members of the Board and/or executive officers, the Backstop Commitment constitutes a related party transaction under the Company’s Related Party Transaction Policy (the “RPT Policy”). Consequently, the Board delegated to the Audit Committee, which consists of three independent and disinterested directors, the authority to (in accordance with the RPT Policy): (i) negotiate, evaluate and approve (and, if approved, recommend to the Board for approval) the material terms of the Backstop Commitment and Backstop Agreement, as well as any related agreements (including the Amended and Restated Standstill Agreement) and (ii) determine and approve (and, if approved, recommend to the Board for approval) the terms of the Rights Offering, including the price at which the Company’s common stock will be offered for purchase by Eligible Holders.
The Company retained a third party financial advisor to evaluate financing alternatives who provided input to the Audit Committee in connection with its deliberations, including advising the Audit Committee on the Backstop Commitment, Backstop Agreement and the terms of the Rights Offering and, among other actions, providing an analysis of relevant precedent transactions and their terms. Winston & Strawn LLP also advised the Audit Committee on legal matters relating to its deliberations and assisted with negotiations and documentation of the Backstop Commitment.
Subsequent to the Board’s delegation, the Audit Committee met with its advisors on multiple occasions to consider its responsibilities under the RPT Policy, review precedent rights offering transactions, evaluate the availability of other potential sources of financing and consider the specific terms of a potential backstop arrangement with the Backstop Party.

Following negotiations with the Backstop Party and its counsel, the Audit Committee, after consultation with its advisors, approved a non-binding term sheet with the Backstop Party on October 27, 2023 (the “Backstop Term Sheet”). The Audit Committee and the Backstop Party, with assistance from their respective sets of counsel, subsequently memorialized the terms of the Backstop Term Sheet in the Backstop Agreement and Amended and Restated Standstill Agreement, both of which, on November 6, 2023, the Audit Committee unanimously approved and recommended that the Board approve. Also, on November 6, 2023, the Audit Committee unanimously approved, and recommended that the Board approve, the terms of the Rights Offering and that the Company proceed with the launch of the Rights Offering.
In evaluating and approving these actions, and in accordance with the RPT Policy, the Audit Committee with input from its advisors, considered a number of factors, including those factors considered by the Board referenced above, as well as the benefits of the Backstop Commitment to the Company and whether it was on comparable terms as may be available from an unrelated third party. It further considered and evaluated, with input from its advisors, the availability of other potential sources of financing, and the respective potential advantages and disadvantages of those alternatives to the Company, including certainty of funding and cost of capital. It concluded that the terms of the Rights Offering, and the transactions contemplated thereby were in the best interests of the Company’s stockholders. The Board, with Messrs. Senkypl and Barta abstaining, approved (on the terms recommended by the Audit Committee) both the Backstop Agreement and the Amended and Restated Standstill Agreement on November 7, 2023. Also on November 7, 2023, the Board further approved the terms of the Rights Offering (on the terms recommended by the Audit Committee), that the Company enter into an Amendment to its Existing Credit Agreement in connection with the Rights Offering (as further described in “Prospectus Supplement Summary -- Recent Developments”) and that the Company proceed with the launch of the Rights Offering. In addition to the Audit Committee’s input and recommendation, as well as the factors listed above, the Board also considered the availability of other potential sources of financing, and the respective potential advantages and disadvantages of those alternatives to the Company, including certainty of funding and cost of capital. It concluded that the pursuit of the Rights Offering was in the best interests of the Company’s stockholders and therefore determined to approve the terms of the Rights Offering and the launch of the Rights Offering.
The Company and the Backstop Party subsequently executed the Backstop Agreement and the Amended and Restated Standstill Agreement on November 9, 2023. Please see “Description of the Backstop Commitment” for a summary of the material terms of the Backstop Agreement and the Amended and Restated Standstill Agreement.
The foregoing discussion of the information and factors that our Board and Audit Committee considered is not intended to be exhaustive, but rather is meant to include the material factors that our Board and Audit Committee considered. In view of the complexity and wide variety of factors that the Board and Audit Committee considered in connection with their respective evaluations of the Rights Offering, the Board and Audit Committee did not find it practical, and did not attempt, to quantify, rank or otherwise assign relative or specific weights or values to any of the factors they considered in reaching their respective decisions and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Board or Audit Committee. In considering approval of the terms and launch of the Rights Offering, individual directors may have given different weights to different factors.
Although we believe that the Rights Offering, including if consummated with the purchase by the Backstop Party of Remaining Shares under the Backstop Commitment, will strengthen our financial condition, our Board is not making any recommendation as to whether you should exercise your basic subscription rights and over-subscription privilege, if applicable.
Backstop Commitment
On November 9, 2023, we entered into a Backstop Agreement with the Backstop Party. Concurrently with the execution of the Backstop Agreement, we entered into the Amended and Restated Standstill Agreement with the Backstop Party. Please see “Description of the Backstop Commitment” for a summary of the material terms of the Backstop Agreement and the Amended and Restated Standstill Agreement.

Participation of Our Directors and Executive Officers
Other than the Backstop Party, who is contractually obligated to participate in the Rights Offering and satisfy its obligations under the Backstop Agreement, our directors and executive officers who own common stock as of the Record Date are permitted, but not required, to participate in the Rights Offering on the same terms and conditions applicable to other Eligible Holders. Any such director or executive officer who subscribes for shares of common stock in the Rights Offering will pay $11.30 per share, the same subscription price paid by all other Eligible Holders who participate in the Rights Offering.
Minimum Subscription Amount
There is no minimum subscription amount in the Rights Offering, but you may only purchase whole shares at the subscription price in the Rights Offering. No fractional shares of our common stock will be issued upon the exercise of any basic subscription rights or over-subscription privilege, if applicable, in this Rights Offering, and all fractional shares will be rounded down.
Expiration Time and Date
The basic subscription rights and over-subscription privilege, if applicable, will expire at 5:00 p.m., New York City time, on January 17, 2024, unless we extend the rights offering subscription period. We reserve the right to extend the rights offering subscription period at our sole and absolute discretion. If the Expiration Date of the Rights Offering is so extended, we will give oral or written notice to the subscription agent on or before the scheduled Expiration Date, and we will issue a press release announcing such extension no later than 9:00 a.m., New York City time, on the next business day after the most recently announced Expiration Date of the Rights Offering. You must properly complete the subscription form with associated subscription rights certificate distributed by the subscription agent and deliver it, along with the full aggregate subscription price payment, to the subscription agent prior to 5:00 p.m. New York City time, on January 17, 2024, unless the Expiration Date is extended. “Street name” holders should follow the subscription instructions and deadlines set by their broker, dealer, custodian bank or other nominee.
After the Expiration Date, all unexercised basic subscription rights and over-subscription privileges, if applicable, will be null and void. We will not be obligated to honor any purported exercise of basic subscription rights and over-subscription privileges, if applicable, which the subscription agent receives after the Expiration Date. Shares purchased in the Rights Offering will be issued, and any subscription payments for shares not allocated or validly purchased will be returned, as soon as practicable following the Expiration Date. We expect to deliver the shares of common stock purchased in the Rights Offering to Eligible Holders as soon as reasonably practicable following the Expiration Date.
Amendment, Withdrawal and Termination
We reserve the right, in our sole and absolute discretion, to amend, extend or cancel the Rights Offering at any time for any reason prior to the Expiration Date; provided that any increase in the subscription price shall be made only with the advance written consent of the Backstop Party. If the Rights Offering is canceled, all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable to those Eligible Holders who subscribed for shares in the Rights Offering.
In the event of an amendment, any subscriptions and subscription payments previously submitted by Eligible Holders prior to such amendment will be promptly terminated and returned by the subscription agent. Such Eligible Holders must complete and submit a new subscription form and new subscription rights certificate in order to participate in the amended Rights Offering.
In the event of an amendment, Eligible Holders with shares held in “street name” who exercised their basic subscription rights and over-subscription privilege, if applicable, through DTC using DTC’s ASOP system will have their prior subscriptions terminated and funds returned. To participate in the amended Rights Offering, such Eligible Holders will have to coordinate with their broker, dealer, custodian bank or other nominee to resubmit their subscriptions through DTC’s ASOP system.

Once Eligible Holders submit the new subscription form and new subscription rights certificate, if applicable, or new subscription through DTC’s ASOP system in respect of the amended Rights Offering, such Eligible Holders are not allowed to revoke, cancel or change such new exercise or request a refund of monies paid in respect of such new exercise.
Any extension, amendment or cancellation will be followed promptly by a public announcement thereof which, in the case of an extension, will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.
Calculation of Subscription Rights Exercised (Basic Subscription Rights and Over-subscription Privilege)
If shares of common stock remain unsubscribed at the Expiration Date and an insufficient number of shares of common stock is available to fully satisfy all over-subscription privilege exercises, the available shares will be distributed proportionately among Eligible Holders who exercise their over-subscription privilege based on the number of shares each Eligible Holder subscribed for under their basic subscription rights. The available shares of common stock will be distributed proportionately until either all shares of common stock have been allocated or all over-subscription privilege exercises have been fulfilled, whichever occurs earlier. Any excess subscription payments received by the subscription agent caused by proration will be returned by the subscription agent to you, without interest or deduction, as soon as practicable after the Expiration Date of the Rights Offering.
Segregated Account; Return of Funds
The subscription agent will hold all funds it receives in payment for shares in a segregated bank account until the closing or cancellation of the Rights Offering. If the Rights Offering is cancelled for any reason, the subscription agent will return this money to subscribers, without interest or penalty, as soon as practicable.
Transferability of Basic Subscription Rights and Over-subscription Privilege
The basic subscription rights and over-subscription privilege, if applicable, are not transferable. You may not sell, transfer or assign your basic subscription rights and over-subscription privilege, if applicable, to anyone else. The basic subscription rights will not be listed on the Nasdaq or any other stock exchange or market or on the OTC Bulletin Board.
No Revocation or Change
Once you submit the subscription form, the associated subscription rights form, any other required documents, as applicable, and your payment to exercise your basic subscription rights and the over-subscription privilege, if applicable, you are not allowed to revoke, cancel or change such exercise or request a refund of monies paid. All exercises of basic subscription rights and the over-subscription privilege, if applicable are irrevocable, even if you subsequently learn information about us that you consider to be unfavorable. You should not exercise your basic subscription rights and over-subscription privilege, if applicable, unless you are certain that you wish to purchase the common stock offered pursuant to the Rights Offering.
Common Stock
The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under the caption “Description of Capital Stock” starting on page S-44 of this prospectus supplement and page 5 of the accompanying prospectus. As of the Record Date, 31,853,378 shares of our common stock were issued and outstanding and held of record by 90 holders.

Shares Outstanding After the Rights Offering
As of the Record Date, there were 31,853,378 shares of our common stock issued and outstanding. We will issue 7,079,646 shares of common stock in the Rights Offering, including, if applicable, any Remaining Shares issued pursuant to the Backstop Commitment. Based on the number of shares issued and outstanding as of the Record Date, taking into account 7,079,646 shares of common stock available in this Rights Offering, we will have 38,933,024 shares of common stock issued and outstanding following the completion of the Rights Offering.
The shares of our common stock are listed on the Nasdaq Global Select Market under the symbol “GRPN.”
Limitations on the Purchase of Shares of Common Stock
You may only purchase the number of whole shares of common stock purchasable upon exercise of the basic subscription rights distributed to you in the Rights Offering and the over-subscription privilege, if applicable. Accordingly, the number of shares of common stock that you may purchase in the Rights Offering is limited by the number of our shares of common stock you held on the Record Date. We reserve the right to reject any or all subscriptions not properly submitted or the acceptance of which would, in the opinion of our counsel, be unlawful. In addition, we will not be required to issue to you shares of our common stock pursuant to the Rights Offering if, in our opinion, you are required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control the shares and if, at the time the Rights Offering expires, you have not obtained this clearance or approval.
Method of Exercising Subscription Rights and Over-subscription Privilege, if applicable
To exercise your basic subscription rights and over-subscription privilege, if applicable, you must take the steps described below.
Stockholders of Record
If your shares of common stock as of the Record Date are held in your name, then you are the Eligible Holder of the basic subscription rights you own and the over-subscription privilege, if applicable. If you wish to participate in the Rights Offering, you must deliver a properly completed subscription form and associated subscription rights certificate, together with payment of the aggregate subscription price (without any deductions for wire transfer fees, bank charges or similar fees) and any other materials required pursuant to the instruction letter that accompanies the subscription rights certificate, to the subscription agent prior to the Expiration Date, which is 5:00 p.m., New York City time, on January 17, 2024, unless we extend such period.
You should complete and submit your subscription form with associated subscription rights certificate via the subscription agent’s Electronic Portal by visiting Kroll’s website at https://is.kroll.com/groupon. Kroll will accept your subscription form and subscription rights certificate if properly submitted through the Electronic Portal. To access the Electronic Portal, visit https://is.kroll.com/groupon, click on the “Submit Rights Certificate” section of the website and follow the instructions to submit your subscription form and subscription rights certificate. You should submit payment of the aggregate subscription price to Kroll by wire pursuant to the instructions set forth herein, as described more fully in the subscription documents. You should allow sufficient time for submission of your subscription form and subscription rights certificate and payment of the aggregate subscription price to the subscription agent and clearance of your payment before the Expiration Date of 5:00 p.m. New York City time, on January 17, 2024, unless such date is extended by us.
Please follow the instructions set forth in the subscription documents. You are solely responsible for completing delivery to the subscription agent of your subscription form with associated subscription rights certificate and payment of your aggregate subscription price (without any deductions for wire transfer fees, bank charges or similar fees) and any other materials required pursuant to the instruction letter that accompanies the subscription rights certificate in respect of the basic subscription rights and over-subscription privilege, if applicable, you intend to exercise. You should allow sufficient time for delivery of your subscription form with associated subscription rights certificate and payment of the aggregate subscription price to the subscription agent so that the subscription agent receives them by 5:00 p.m., New York time, on January 17, 2024, unless such date is extended by us.
If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the subscription form, the payment received will be applied to exercise your basic subscription rights to the fullest extent possible based on the amount of the payment received. If the payment exceeds the subscription price for the full exercise of your basic subscription rights, or if you subscribe for more shares than you are eligible to purchase, then the excess will be returned to you as soon as practicable by the subscription agent, without interest or penalty. If you send a payment that is insufficient, your basic subscription rights will not be exercised and your entire payment received by the subscription agent will be returned to you as soon as practicable, without interest or penalty, following the Expiration Date. You will not receive interest on any payments refunded to you in connection with the Rights Offering.
SUBMITTING YOUR SUBSCRIPTION FORM WITH ASSOCIATED SUBSCRIPTION RIGHTS CERTIFICATE VIA THE ELECTRONIC PORTAL IS THE ONLY VALID METHOD OF SUBMISSION. PLEASE DO NOT DELIVER COMPLETED SUBSCRIPTION FORMS, SUBSCRIPTION RIGHTS CERTIFICATES OR OTHER REQUIRED SUBSCRIPTION MATERIALS DIRECLTY TO THE COMPANY.
“Street Name” Holders
If your shares of common stock as of the Record Date are held in “street name” through a broker, dealer, custodian bank or other nominee, then your broker, dealer, custodian bank or other nominee is the Eligible Holder of the basic subscription rights you own and the over-subscription privilege, if applicable. Your broker, dealer, custodian bank or other nominee will notify you of the Rights Offering. The Eligible Holder must exercise the basic subscription rights and over-subscription privilege, if applicable, and coordinate payment of the aggregate subscription price (without any deductions for wire transfer fees, bank charges or similar fees) on your behalf. If you wish to exercise basic subscription rights and the over-subscription privilege, if applicable, in the Rights Offering, you should contact your broker, dealer, custodian bank or nominee as soon as possible. You will not receive a subscription rights certificate from the subscription agent. Please follow the exercise and payment instructions and procedures of your broker, dealer, custodian bank or other nominee. Your broker, dealer, custodian bank or other nominee may establish a submission deadline that is before the Expiration Date. If you elect to exercise any basic subscription rights and the over-subscription privilege, if applicable, and timely submit all required documents and payment in accordance with the instructions and procedures established by your broker, dealer, custodian bank or other nominee prior to the Expiration Date, your basic subscription rights and over-subscription privilege, if applicable, will be considered validly exercised at the Expiration Date.
PLEASE COORDINATE WITH YOUR BROKER, DEALER, CUSTODIAN BANK OR OTHER NOMINEE AND FOLLOW ALL PROCEDURES AND INSTRUCTIONS COMMUNICATED TO YOU BY YOUR BROKER, DEALER, CUSTODIAN BANK OR OTHER NOMINEE. PLEASE DO NOT SEND ANY MATERIALS REQUIRED BY YOUR BROKER, DEALER, CUSTODIAN BANK OR OTHER NOMINEE DIRECTLY TO THE COMPANY.
Payment Methods
Stockholders of Record
If your shares of common stock as of the Record Date are held in your name, then you are the Eligible Holder of the basic subscription rights you own and the over-subscription privilege, if applicable. You must only send a wire to the subscription agent if your shares are held directly in your name on the books and register of the Company’s transfer agent, Computershare Trust Company, N.A. All payments submitted by you to the subscription agent must be made in full in U.S. currency for the full number of shares of common stock you wish to acquire pursuant to the exercise of your basic subscription rights and over-subscription privilege, if applicable, by wire transfer using the following wire instructions:

Bank Name: Citibank NA Account Name: Kroll Restructuring Administration LLC as Agent for Groupon, Inc. Subscription Account
ABA Number: 021000089
Bank Address: 153 East 53rd Street, 23rd Floor, New York, New York 10022
SWIFT: CITIUS33
Account Number: 6881808248
Reference Line: Please include your full name exactly as it appears on your subscription rights certificate in the Reference Line of the Wire.
NOTE: If you do not include your full name exactly as it appears on your subscription rights certificate in the Reference Line of the Wire, the subscription agent will not be able to match your wire to your exercise and your exercise will not be considered valid and will not be accepted by the Company.
The subscription agent will be deemed to receive payment of the aggregate subscription price related to the exercise of basic subscription rights and the over-subscription privilege, if applicable, upon receipt by the subscription agent of the wire transfer. To be valid, any payment related to the exercise of basic subscription rights and the over-subscription privilege, if applicable, must be received by the subscription agent and clear prior to the Expiration Date.
Payment of the subscription price related to the exercise of a basic subscription right and the over-subscription privilege, if applicable, received after the Expiration Date will not be honored, and the subscription agent will return your payment to you, without interest or penalty, as soon as practicable, without interest or penalty.
You are responsible for all bank or similar fees and charges related to the wire transfer.
IF YOU SUBMIT YOUR SUBSCRIPTION FORM AND ASSOCIATED SUBSCRIPTION RIGHTS CERTIFICATE PRIOR TO THE EXPIRATION DATE, BUT FAIL TO SUBMIT PAYMENT BEFORE THE EXPIRATION DATE, YOUR EXERCISE WILL BE NULL AND VOID AND YOUR BASIC SUBSCRIPTION RIGHTS AND OVER-SUBSCRIPTION PRIVILEGE, IF APPLICABLE, WILL EXPIRE AND BE WORTHLESS.
PAYMENT BY WIRE IS THE ONLY VALID METHOD OF PAYMENT. PAYMENT OTHER THAN BY WIRE WILL NOT CONSTITUTE VALID PAYMENT. PLEASE DO NOT SEND PAYMENTS DIRECTLY TO THE COMPANY.
“Street Name” Holders
If your shares of common stock as of the Record Date are held in “street name” through a broker, dealer, custodian bank or other nominee, then your broker, dealer, custodian bank or other nominee is the Eligible Holder of the basic subscription rights you own and the over-subscription privilege, if applicable. You must coordinate payments through your broker, dealer, custodian bank or other nominee in accordance with their procedures and instructions.
PLEASE DO NOT SEND PAYMENTS DIRECTLY TO THE COMPANY.
Missing or Incomplete Subscription Information
If you do not indicate the number of basic subscription rights and the over-subscription privilege, if applicable, being exercised or do not forward full payment of the total subscription price for the number of basic subscription rights and the over-subscription privilege, if applicable, that you indicate are being exercised, then you will be deemed to have exercised your basic subscription rights solely with respect to the maximum number of basic subscription rights that may be exercised with the payment of your aggregate subscription price you delivered to the subscription agent. If we do not apply your full subscription price payment to your purchase of the shares, the subscription agent will return the excess amount to you, without interest or penalty, as soon as practicable after the Expiration Date. If you send a payment that is insufficient, your basic subscription rights will not be exercised and your entire payment received by the subscription agent will be returned to you as soon as practicable, without interest or penalty, following the Expiration Date. We reserve the right to reject any or all subscriptions not properly or timely submitted or completed or the acceptance of which would, in the opinion of our counsel, be unlawful.
Notice to Brokers and Nominees

If you are a broker, dealer, custodian bank or other nominee holder that holds shares of common stock for the account of others on the Record Date of the Rights Offering, you should notify the respective beneficial owners of such shares of common stock of the Rights Offering as soon as possible to learn their intentions with respect to exercising their basic subscription rights and over-subscription privilege, if applicable. You should obtain instructions from the beneficial owner with respect to their basic subscription rights and over-subscription privilege, if applicable, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate subscription through DTC’s ASOP system and submit them and the other required documents, if applicable, to the subscription agent with the proper payment of the aggregate subscription price for such beneficial owner’s subscription. Subscriptions through DTC’s ASOP system will conform to DTC’s customary procedures and must be submitted at the beneficial owner level.
U.S. Federal Income Tax Treatment of Basic Subscription Rights Distribution
The U.S. federal income tax treatment of the receipt, exercise and expiration of the basic subscription rights is subject to substantial uncertainty. Please see “Risk Factors – The receipt of basic subscription rights may be treated as a taxable distribution to you” and “Material U.S. Federal Income Tax Consequences.”
YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE RECEIPT OF BASIC SUBSCRIPTION RIGHTS IN THIS OFFERING AND THE EXERCISE OF THE BASIC SUBSCRIPTION RIGHTS APPLICABLE TO YOUR OWN PARTICULAR TAX SITUATION.
Effect of the Rights Offering on the Convertible Notes
The distribution of basic subscription rights pursuant to the Rights Offering has resulted in an adjustment to the Conversion Rate of the Convertible Notes pursuant to Section 14.04(c) of the Indenture. Effective immediately after the open of business on the Ex-Dividend Date, the new Conversion Rate is 15.6619 shares of common stock per $1,000 principal amount of Convertible Notes, as compared to the previous Conversion Rate of 14.6800 shares of common stock per $1,000 principal amount of Convertible Notes. The Company has calculated the new Conversion Rate pursuant to the following formula:
Conversion Rate Formula
Where,
CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the Rights Offering;
CR1 = the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0 = the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for the Rights Offering; and
FMV = the fair market value (as determined by the Company in good faith and in a commercially reasonable manner) of the Distributed Property with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for the Rights Offering.
Foreign Stockholders
For purposes of ensuring that we will not breach the laws of any country outside of the United States, we will not mail this prospectus supplement or the related subscription documents to Eligible Holders who hold shares directly in their name on the books of Computershare, the Company’s transfer agent, and whose addresses are outside the United States or who have a foreign post office address. The subscription agent will hold the subscription rights certificates on behalf of such Eligible Holders. Such Eligible Holders may access the related subscription documents by visiting Kroll’s website at https://is.kroll.com/groupon and must subscribe via the subscription agent’s Electronic Portal and submit payment prior to the Expiration Date. To ensure that foreign wire payments are received timely prior to the Expiration Date, please allow for sufficient time for such foreign wires to clear (typically 2-3 business days).
No Board Recommendation to Eligible Holders
Our Board is not making any recommendation regarding the exercise of your basic subscription rights and over-subscription privilege, if applicable, in the Rights Offering. Further, we have not authorized anyone to make any recommendation. Eligible Holders who exercise basic subscription rights and the over-subscription privilege, if applicable, will incur investment risk on new money invested. You should make your decision based on your assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering and the information contained in, or incorporated by reference in, this prospectus supplement, as it may be supplemented from time to time. Please see “Risk Factors” in this prospectus and in any document incorporated by reference into this prospectus supplement and the accompanying prospectus.
Fees and Expenses
We will pay all fees charged by the subscription agent and information agent. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the basic subscription rights and over-subscription privilege, if applicable, including any fees imposed by brokers, dealers, custodian banks or other nominees, and all bank or similar fees and charges related to payment by wire transfer. Neither we nor the subscription agent will pay such commissions, fees, taxes, expenses or other charges.
Our Decisions are Binding
All questions concerning the timeliness, validity, form and eligibility of any exercise of basic subscription rights and the over-subscription privilege, if applicable, will be determined by us in our sole and absolute discretion. Our determinations will be final and binding. We reserve the right, in our sole and absolute discretion, to waive any defect or irregularity, or permit a defect or irregularity to be corrected within the time that we may determine. We may also, in our sole and absolute discretion, reject the attempt to exercise any basic subscription right and over-subscription privilege, if applicable. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within the time that we determine. Neither we nor the subscription agent will be under any duty to give notice of any defect or irregularity in connection with the submission of subscriptions.
Subscription Agent
Kroll is acting as the subscription agent for the Rights Offering pursuant to an agreement with us.

Information Agent
Kroll is acting as the information agent for the Rights Offering pursuant to an agreement with us. If you have any questions regarding the Rights Offering, including questions about exercising your basic subscription rights and over-subscription privilege, if applicable, or questions about submitting payment, please contact Kroll by (1) phone at (844) 369-8502 or, if you are outside the United States or Canada, (646) 651-1193, (2) sending an electronic mail message to Groupon@is.kroll.com with “Groupon Rights Offering” in the subject line or (3) visiting Kroll’s website at https://is.kroll.com/groupon.
Other Matters
This prospectus shall not constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares of common stock issuable pursuant to the exercise of basic subscription rights and the over-subscription privilege, if applicable, nor shall there be any offer, solicitation or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of the securities under the securities laws of such state or jurisdiction. We are not making the Rights Offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any shares from Eligible Holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal, state or foreign laws or regulations from accepting or exercising the basic subscription rights and over-subscription privilege, if applicable. We may delay the commencement of the Rights Offering in those states or other jurisdictions, or change the terms of the Rights Offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions. Subject to state or foreign securities laws and regulations, we also have the discretion to delay allocation and distribution of any common stock you may elect to purchase by exercise of your basic subscription rights and over-subscription privilege, if applicable, in order to comply with state or foreign securities laws. We may decline to make modifications to the terms of the Rights Offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal, state or foreign laws or regulations from accepting or exercising the basic subscription rights and over-subscription privilege, if applicable, you will not be able to participate in the Rights Offering.

DESCRIPTION OF THE BACKSTOP COMMITMENT
The following summary of the material terms of the Backstop Commitment is subject to, and is qualified in its entirety by reference to, the actual terms and provisions of (i) the Backstop Agreement and (ii) the Amended and Restated Standstill Agreement. Copies of the Backstop Agreement and the Amended and Restated Standstill Agreement have been filed as exhibits 10.1 and 10.2, respectively, to our Current Report on Form 8-K filed with the SEC on November 13, 2023. We urge you to carefully read the Backstop Agreement and the Amended and Restated Standstill Agreement in their entirety.
Backstop Agreement
On November 9, 2023, the Company entered into the Backstop Agreement with the Backstop Party. Pursuant to the terms of the Backstop Agreement and subject to the satisfaction of certain conditions thereunder, the Backstop Party has committed to (i) fully exercise its basic subscription rights prior to the Expiration Date of the Rights Offering and (ii) fully purchase any and all Remaining Shares following the Expiration Date of the Rights Offering at the same price and on the same terms and conditions as other participants in the Rights Offering. The Remaining Shares will be issued to the Backstop Party in a private placement exempt from registration under Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The Backstop Party is entitled to customary registration rights, including demand and piggyback rights, in respect of the Remaining Shares. Other than reimbursement of legal and other fees by us in an amount not to exceed $100,000, the Backstop Party is not entitled to any additional fees or consideration in connection with the Backstop Commitment.
The Backstop Agreement contains customary representations from us, on the one hand, and from the Backstop Party on the other hand. The Backstop Agreement also contains customary warranties, covenants and agreements by us and the Backstop Party, and indemnification obligations of us and the Backstop Party, including for liabilities under the Securities Act.
The closing of the purchase of the Remaining Shares is subject to certain closing conditions, including completion of the Rights Offering and clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable. In addition, the obligation of each party under the Backstop Agreement to consummate the Backstop Commitment is conditioned upon, among other things, the accuracy of the representations and warranties of the other party (subject to certain customary exceptions), and material compliance by the other party with its covenants under the Backstop Agreement.
The Backstop Agreement contains termination rights for the Company and the Backstop Party, including that it may be terminated, subject to the full terms and conditions of the Backstop Agreement, upon the earliest to occur of: (i) such date and time as the Rights Offering is validly terminated in accordance with its terms without being consummated; (ii) upon the mutual written agreement of the parties or (iii) upon written notice by the Backstop Party if the Rights Offering is not consummated by February 15, 2024.
Amended and Restated Standstill Agreement
Concurrently with the execution of the Backstop Agreement, the Company, the Backstop Party and the other Pale Fire Parties amended and restated the Existing Standstill Agreement to (i) replace the Prior Termination Construct with a fixed December 31, 2024 termination date and (ii) exclude any and all shares of common stock purchased by the Pale Fire Parties in the Rights Offering or as a result of the satisfaction of the Backstop Commitment and the exercise of their over-subscription privileges, if applicable, from the Pale Fire Parties’ 25% Beneficial Ownership Limitation. In addition, under the Amended and Restated Standstill Agreement, the Company determined to irrevocably nominate each of Senkypl and Barta for re-election as members of the Board at the 2024 Annual Meeting. Other than the replacement of the Prior Termination Construct with a fixed December 31, 2024 termination date, the exclusion of any and all shares of common stock acquired by the Pale Fire Parties in the Rights Offering or as a result of the satisfaction of the Backstop Commitment and the exercise of their over-subscription privileges, if applicable, from the 25% Beneficial Ownership Limitation, and the irrevocable nomination of Senkypl and Barta for re-election as members of the Board at the 2024 Annual Meeting, the terms of the Amended and Restated Standstill Agreement generally remain unchanged from the Existing Standstill Agreement.

Backstop Party Ownership
As of the Record Date, the Backstop Party owned 6,877,561 shares of our common stock, representing approximately 21.6% of our issued and outstanding common stock. If no other Eligible Holders exercise their basic subscription rights in the Rights Offering and the Backstop Party purchases all shares offered in connection with the Rights Offering, the Backstop Party will own 13,957,207 shares of our common stock after giving effect to the Backstop Commitment representing approximately 35.8% of our issued and outstanding common stock.

PLAN OF DISTRIBUTION
On or about November 21, 2023, basic subscription rights will be distributed to all Eligible Holders. The common stock offered pursuant to the Rights Offering is being offered directly by us to all Eligible Holders. We will distribute the basic subscription rights, subscription forms, subscription rights certificates, copies of this prospectus supplement and the accompanying prospectus and all other relevant subscription documents to all Eligible Holders who hold shares in their name on the books of Computershare, the Company’s transfer agent. If you wish to exercise your basic subscription rights, you should comply with the procedures described in “Description of the Rights Offering – Method of Exercising Subscription Rights.” In the event that the Rights Offering is not fully subscribed, all Eligible Holders who exercise their basic subscription rights in full will have an over-subscription privilege to purchase additional shares of common stock that remain unsubscribed for at the Expiration Date.
If all Eligible Holders exercise their basic subscription rights in full, we will issue in connection with the Rights Offering, in the aggregate, a maximum of 7,079,646 shares of common stock. If the Rights Offering is not fully subscribed by Eligible Holders, we have agreed to sell to the Backstop Party and the Backstop Party has agreed to purchase any and all Remaining Shares. Other than reimbursement of legal and other fees by the Company in an amount not to exceed $100,000, we are not paying any fees or providing any other consideration to the Backstop Party in connection with the Backstop Commitment.
We have not employed any brokers, dealers or underwriters in connection with the solicitation of exercise of the basic subscription rights.
Kroll is acting as the subscription agent and the information agent for this Rights Offering. We will pay all customary fees and expenses of the subscription agent and the information agent related to the Rights Offering. We also have agreed to indemnify each of the subscription agent and the information agent with respect to certain liabilities that either may incur in connection with this Rights Offering.
Our officers and directors may solicit responses from the holders of basic subscription rights in connection with this Rights Offering, but such officers and directors will not receive any commissions or compensation for such services other than their normal compensation and will not register with the SEC as brokers in reliance on certain safe harbor provisions contained in Rule 3a4-1 under the Exchange Act.
Except for the Backstop Agreement, we have not agreed to enter into any standby or other arrangements to purchase or sell any basic subscription rights or any underlying shares of our common stock. We have not entered into any agreements regarding stabilization activities with respect to our securities.
We estimate that the expenses payable by us in connection with the Rights Offering will be approximately $400,000.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “GRPN.” The basic subscription rights will not be listed for trading on any stock exchange or market.
If you have any questions regarding the Rights Offering, including questions regarding completing a subscription form with associated subscription rights certificate or submitting payment in the Rights Offering, please contact our information agent, Kroll, by (1) calling (844) 369-8502 or, if you are outside the United States or Canada, (646) 651-1193, (2) sending an electronic mail message to Groupon@is.kroll.com with “Groupon Rights Offering” in the subject line or (3) visiting Kroll’s website at https://is.kroll.com/groupon. For a more complete description of the Rights Offering, please see “The Rights Offering.”

DESCRIPTION OF CAPITAL STOCK
General
The following description of our capital stock and of certain provisions of our Restated Certificate and Amended and Restated By-Laws, as amended (the “A&R By-Laws”), and of certain provisions of Delaware law do not purport to be complete and are subject to and qualified in their entirety by reference to the Restated Certificate and the A&R By-Laws and the General Corporation Law of the State of Delaware (the “DGCL”). Our Restated Certificate and A&R By-Laws are filed with the accompanying prospectus and are incorporated herein by reference.
Effective June 10, 2020, we effected a reverse stock split of the issued and outstanding shares of common stock at a ratio of 1-for-20 shares. Every 20 shares of issued and outstanding common stock were combined and converted into one issued and outstanding share of common stock. The number of authorized shares of common stock was reduced proportionately. All share amounts in this prospectus have been adjusted to reflect the reverse stock split.
As of the date hereof, our authorized capital stock consists of 150,500,000 shares, of which 100,500,000 shares are common stock, par value $0.0001 per share, and 50,000,000 shares are preferred stock, par value $0.0001 per share. All of our outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable. As of November 20, 2023, there were 31,853,378 shares of common stock issued and outstanding, which shares were held by 90 stockholders of record, and no shares of preferred stock outstanding.
Common Stock
Pursuant to our Restated Certificate, our Board has the authority to issue up to 100,500,000 shares of common stock. Each holder of common stock shall be entitled to one (1) vote for each such share on any matter that is submitted to a vote of stockholders and shall otherwise have the rights conferred by the DGCL in respect of such shares. Each share of our common stock is entitled to participate equally in dividends out of funds legally available therefor, as and when declared by the Board, and in the distribution of assets in the event of liquidation. In addition, holders of common stock will vote as a single class of stock on any matter that is submitted to a vote of stockholders. All matters, other than the election of directors, must be approved by the majority of the voting power of the shares represented in person or by proxy at the meeting and entitled to vote. Directors shall be elected by a plurality of the voting power of the shares represented in person or by proxy at the meeting and entitled to vote.
The holders of our common stock have no preemptive or conversion rights, redemption provisions or sinking fund provisions. Our common stock is not subject to future calls or assessments by us.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “GRPN.”
Preferred Stock
Pursuant to our Restated Certificate, the Board has the authority, subject to any limitations prescribed by law, without approval by the stockholders, to issue up to a total of 50,000,000 shares of preferred stock, in one or more series. The Board may establish the number of shares to be included in each such series and may fix the designations, preferences, powers and other rights of the shares of a series of preferred stock. The Board could authorize the issuance of preferred stock with voting or conversion rights that could dilute the voting power or rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of the Company and might harm the market price of our common stock. If any preferred stock is issued, you should refer to the certificate of designations establishing such particular series of preferred stock, which will be filed with the Secretary of State of the State of Delaware and the SEC in connection with any such offering of preferred stock.

Each prospectus supplement relating to a series of preferred stock may describe certain material U.S. federal income tax considerations applicable to the purchase, holding and disposition of such series of preferred stock.
Anti-Takeover Effects of Delaware Law, Our Restated Certificate and Our A&R By-Laws
Certain provisions of our Restated Certificate, A&R By-laws and the DGCL may have anti-takeover effects. The provisions are designed to reduce, or have the effect of reducing, our vulnerability to unsolicited takeover attempts.
Number of Directors; Removal; Vacancies. We currently have five (5) directors (and no vacancies), and our Restated Certificate and A&R By-Laws provide that we shall have such number of directors as is determined by a resolution of the Board then in office. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires. Vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors then in office. Our Restated Certificate and our A&R By-Laws provide that directors may be removed with or without cause by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote generally in the election of directors.
Special Meetings of Stockholders; Limitations on Stockholder Action by Written Consent. Our Restated Certificate and our A&R By-Laws provide that special meetings of our stockholders may be called only by our Chairman of the Board, our Chief Executive Officer, a majority of the Board then in office or holders of not less than a majority of our issued and outstanding voting stock. Any action required or permitted to be taken by our stockholders must be taken at an annual or special meeting of stockholders and may not be taken by written consent unless the action to be taken and the taking of such action by written consent have been approved in advance by the Board.
Cumulative Voting. Our Restated Certificate does not provide for cumulative voting in the election of directors.
Amendments; Vote Requirements. The affirmative vote of the holders of a majority of the voting power of the outstanding shares entitled to vote generally in the election of directors, voting together as a single class, is required for stockholders to amend or repeal, or adopt any provision of our Restated Certificate inconsistent with certain Articles therein, including those provisions relating to action by written consent and the ability of stockholders to call special meetings and (ii) amend our A&R By-Laws.
Authorized but Unissued Shares; Undesignated Preferred Stock. The authorized but unissued shares of our common stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. In addition, the Board may authorize, without stockholder approval, undesignated preferred stock with voting rights or other rights or preferences that could impede the success of any attempt to acquire us. The existence of authorized but unissued shares of common stock or preferred stock could render it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Advance Notice Requirements for Stockholder Proposals and Nomination of Directors. Our A&R By-Laws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate individuals for election as directors at an annual meeting of stockholders, must provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices within the deadlines specified in our A&R By-Laws. Our A&R By-Laws also specify requirements as to the form and content of a stockholder’s notice. These provisions could have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage a third party from conducting a solicitation of proxies to elect such third party’s slate of directors or otherwise attempt to obtain control of us.
Section 203 of the Delaware General Corporation Law. We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:
•before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.
In general, Section 203 defines a business combination to include the following:
•any merger or consolidation involving the corporation and the interested stockholder;
•any sale, transfer, pledge or other disposition involving the interested stockholder of the assets of the corporation that have an aggregate market value of 10% or more of either the aggregate market value of (i) all assets of the corporation determined on a consolidated basis or (ii) all outstanding stock of the corporation;
•subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•subject to certain exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or
•the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.
In general, Section 203 defines an “interested stockholder” as any person who, together with the person’s affiliates and associates, (i) owns 15% or more of the outstanding voting stock of the corporation, or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, at any time within the three years immediately prior to the time of determination of interested stockholder status.
Choice of Forum
Our Restated Certificate provides that the Court of Chancery of the State of Delaware will be the exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a breach of fiduciary duty; (iii) any action asserting a claim against us arising pursuant to the DGCL, our Restated Certificate or our A&R By-Laws; or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is 150 Royall Street, Canton, MA 02021.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following discussion is a summary of material U.S. federal income tax consequences relating to the receipt and exercise (or expiration) of the basic subscription rights acquired by Eligible Holders through the Rights Offering and the ownership and disposition of shares of common stock received upon exercise of the basic subscription rights.
This summary deals only with the basic subscription rights acquired by Eligible Holders through the Rights Offering, and shares of our common stock acquired upon exercise of basic subscription rights that are held as capital assets by a beneficial owner. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to such a beneficial owner in light of their personal circumstances, including the alternative minimum tax, the Medicare tax on net investment income and the consequences under Section 451(b) of the Code. In addition, the discussion does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction, or any U.S. federal tax considerations other than income taxation (such as estate, generation-skipping or gift taxation).
This discussion also does not address tax consequences to Eligible Holders that may be subject to special tax rules, including, without limitation:
•insurance companies;
•real estate investment trusts or regulated investment companies;
•tax-exempt organizations (including private foundations);
•government organizations;
•financial institutions or financial services entities;
•brokers or dealers in securities or currencies;
•traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
•pension plans;
•S-corporations;
•trusts and estates;
•persons that acquired basic subscription rights or shares of our common stock in connection with employment or other performance of services;
•persons that acquired basic subscription rights or shares of our common stock or persons owning or considered as owning (directly, indirectly, or through attribution) 5 percent (measured by vote or value) or more of our common stock;
•controlled foreign corporations;
•passive foreign investment companies;
•investors subject to the U.S. “inversion” rules;
•owners that hold our basic subscription rights or shares of common stock, as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;
•U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar, and

•certain U.S. expatriates and former citizens or residents of the United States.
The discussion below is based upon the provisions of the Code, the Treasury Regulations promulgated thereunder, rulings and judicial decisions, as of the date hereof, and such authorities may be repealed, revoked or modified, perhaps retroactively. We have not sought, and will not seek, any rulings from the IRS, regarding the matters discussed below. There can be no assurance that the IRS or a court (if the matter were contested) will not take positions concerning the tax consequences of the receipt or exercise (or expiration) of basic subscription rights, or the acquisition, ownership and disposition of shares of our common stock that are different from those discussed below.
As used herein, a “U.S. Holder” means a beneficial owner of shares of our common stock, basic subscription rights or shares of our common stock acquired upon exercise of subscription that is for U.S. federal income tax purposes: (1) an individual who is a citizen or resident of the United States; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust (a) the administration of which is subject to the primary supervision of a court within the United States and one or more United States persons as described in Section 7701(a)(30) of the Code have authority to control all substantial decisions of the trust or (b) that has a valid election under the Treasury Regulations in effect to be treated as a United States person.
A “Non-U.S. Holder” is such a beneficial owner (other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.
If any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes is the beneficial owner, the U.S. federal income tax treatment of a partner or owner in such partnership generally will depend upon the status of the partner or owner and the activities of the partnership. Holders that are partnerships (and partners or owners in such partnerships) are urged to consult their own tax advisors.
HOLDERS OF SHARES OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES UNDER FEDERAL ESTATE AND GIFT TAX LAWS, FOREIGN, STATE AND LOCAL LAWS AND TAX TREATIES OF THE RECEIPT, OWNERSHIP AND EXERCISE OF BASIC SUBSCRIPTION RIGHTS AND THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK.
Tax Consequences to U.S. Holders
Taxation of Basic Subscription Rights
Receipt of Basic Subscription Rights
Although the authorities governing transactions such as this Rights Offering are complex and do not speak directly to the consequences of certain aspects of this Rights Offering, including, for example, the effects of the over-subscription privilege, we believe that a U.S. Holder’s receipt of basic subscription rights pursuant to the Rights Offering should not be treated as a taxable distribution with respect to the holder’s existing shares of common stock for U.S. federal income tax purposes and intend to take the position that such receipt will be a non-taxable distribution. Pursuant to Section 305(a) of the Code, in general, the receipt by a stockholder of a right to acquire stock should not be included in the taxable income of the recipient. The general rule of non-recognition in Section 305(a) of the Code is subject to exceptions in Section 305(b) of the Code, which include “Disproportionate Distributions.” We do not believe the receipt of the basic subscription rights should be treated as a Disproportionate Distribution, but the rules related to Disproportionate Distributions are complex. A Disproportionate Distribution is a distribution or a series of distributions, including a deemed distribution, that has the effect of the receipt of cash or other property by some stockholders and an increase in the proportionate interest of other stockholders in a corporation’s assets or earnings and profits. The Treasury Regulations under Section 305 of the Code generally treat distributions of cash or non-stock property within 36 months of another distribution as a series of distributions. During the last 36 months, we have not made any distributions of cash or non-stock property (excluding for this purpose, other issuances of basic subscription rights) with respect to our common stock. Currently we do not intend to make any future distributions of cash or non-stock property with respect to our common stock; however, there is no guarantee that we will not make such distributions in the future.
Our position regarding the tax-free treatment of the basic subscription rights distribution is not binding on the IRS or the courts. If this position is finally determined by the IRS or a court to be incorrect, whether on the basis that the issuance of the basic subscription rights is a “Disproportionate Distribution” or otherwise, the fair market value of the basic subscription rights upon receipt would be taxable to holders of our common stock to which the basic subscription right is distributed as a dividend to the extent of the holder’s pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain.
The following discussion assumes that the distribution of the basic subscription rights is a non-taxable distribution to holders of our common stock for U.S. federal income tax purposes.
Tax Basis in the Basic Subscription Rights
If the fair market value of the basic subscription rights a U.S. Holder receives is less than 15% of the fair market value of the holder’s existing shares of common stock (with respect to which the basic subscription rights are distributed) on the date the holder receives the basic subscription rights, the basic subscription rights will be allocated a zero-dollar basis for U.S. federal income tax purposes, unless the holder elects to allocate the holder’s basis in the holder’s existing shares of common stock (with respect to which the basic subscription rights are distributed) between the holder’s existing shares of common stock and the basic subscription rights in proportion to the relative fair market values of the existing shares of common stock and the basic subscription rights, determined on the date of receipt of the basic subscription rights. If a U.S. Holder chooses to allocate basis between the holder’s existing common stock and the basic subscription rights, the holder must make this election on a statement included with the holder’s timely filed tax return (including extensions) for the taxable year in which the holder receives the basic subscription rights. Such an election is irrevocable.
However, if the fair market value of the basic subscription rights a holder receives is 15% or more of the fair market value of the holder’s existing shares of common stock (with respect to which the basic subscription rights are distributed) on the date the holder receive the basic subscription rights, then the holder must allocate the holder’s basis in the holder’s existing shares of common stock (with respect to which the basic subscription rights are distributed) between those shares and the basic subscription rights the holder receives in proportion to their fair market values determined on the date the holder receives the basic subscription rights.
The fair market value of the basic subscription rights on the date that the basic subscription rights are distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the basic subscription rights. In determining the fair market value of the basic subscription rights, you should consider all relevant facts and circumstances, including any difference between the subscription price of the basic subscription rights and the trading price of our shares of common stock on the date that the basic subscription rights are distributed, the length of the period during which the basic subscription rights may be exercised and the fact that the basic subscription rights are non-transferable.
Exercise of Basic Subscription Rights
Generally, a U.S. Holder will not recognize gain or loss upon the exercise of basic subscription rights in the Rights Offering. A U.S. Holder’s adjusted tax basis, if any, in the basic subscription rights as determined above under “Tax Basis in the Subscription Rights” plus an amount equal to such U.S. Holder’s subscription price should be allocated between the new shares of common stock acquired upon exercise of the basic subscription rights. The subscription price should be allocated among the shares of common stock acquired upon exercise of the basic subscription rights in proportion to their relative fair market values on the exercise date. The proper method for allocating the basis in the basic subscription rights among the shares of common stock acquired upon exercise of the basic subscription rights is unclear, and the U.S. Holder should consult with the holder’s own tax advisor. It is possible that this allocation should be made in proportion to the relative fair market values of the shares of common stock on the date the basic subscription rights were distributed (rather than the exercise date). These allocations will establish the U.S. Holder’s initial tax basis for U.S. federal income tax purposes in the shares of common stock received upon exercise of the basic subscription rights. The holding period of shares of common stock acquired upon exercise of basic subscription rights in the Rights Offering will begin on the date of exercise.
If you exercise basic subscription rights received in the Rights Offering after disposing of the shares of our common stock with respect to which such basic subscription rights are received, then certain aspects of the tax treatment of the exercise of the basic subscription rights are unclear, including (1) the allocation of the tax basis between the shares of common stock previously sold and the basic subscription rights, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the shares of our common stock previously sold and (3) the impact of such allocation on the tax basis of the shares of our common stock upon exercise of the basic subscription rights. If a U.S. Holder exercises basic subscription rights received in the Rights Offering after disposing of shares of our common stock with respect to which the basic subscription rights are received, the U.S. Holder should consult with the holder’s own tax advisor regarding the tax treatment of the exercise of the basic subscription rights.
Expiration of Basic Subscription Rights
If a U.S. Holder allows basic subscription rights received in the Rights Offering to expire without being exercised, the U.S. Holder should not recognize any gain or loss for U.S. federal income tax purposes, and the U.S. Holder should re-allocate any portion of the tax basis in the holder’s existing common stock previously allocated to the basic subscription rights that have expired to the existing common stock with respect to which such basic subscription rights were received. If a U.S. Holder allows basic subscription rights to expire after disposing of shares of our common stock with respect to which the basic subscription rights are received, the U.S. Holder should consult with the holder’s own tax advisor regarding the tax treatment of the expiration of the basic subscription rights.
Taxation of Common Stock
Distributions
Distributions with respect to shares of our common stock acquired upon exercise of basic subscription rights will be taxable as dividend income when actually or constructively received to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes.
Dividend income received by certain non-corporate U.S. Holders with respect to shares of our common stock generally will be “qualified dividends” subject to preferential rates of U.S. federal income tax, under current law, provided that the U.S. Holder meets the applicable holding period and other requirements. Dividend income on our shares of common stock paid to U.S. Holders that are domestic corporations generally will qualify for the dividends-received deduction if the requisite holding period is satisfied.
To the extent that the amount of a distribution exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the holder’s adjusted tax basis in such shares of our common stock and thereafter as capital gain. Such capital gain will be long-term capital gain if the holder’s holding period for such shares is more than one year at the time of the applicable distribution. Under current law, long-term capital gain of a non-corporate U.S. Holder is generally taxed at preferential rates of U.S. federal income tax.
Sale, Exchange, Redemption or Other Taxable Disposition of Common Stock
If a U.S. Holder sells or otherwise disposes of shares of common stock acquired upon exercise of basic subscription rights in a taxable transaction, the U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount realized and the holder’s adjusted tax basis in the shares. The amount realized is generally the amount of cash received plus the fair market value of any other property received for such shares. Such capital gain or loss will be long-term capital gain or loss if the holder’s holding period for such shares is more than one year at the time of disposition. Under current law, long-term capital gain of a non-corporate U.S. Holder is generally taxed at preferential rates of U.S. federal income tax. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
A U.S. Holder may be subject to information reporting and/or backup withholding with respect to dividend payments and the gross proceeds from the disposition of shares of our common stock acquired through the exercise of basic subscription rights. Backup withholding may apply under certain circumstances if the U.S. Holder (1) fails to furnish the holder’s social security or other taxpayer identification number (a “TIN”), (2) furnishes an incorrect TIN, (3) fails to report interest or dividends properly or (4) fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct, that the holder is not subject to backup withholding and that the U.S. Holder is a U.S. person for U.S. federal income tax purposes on IRS Form W-9. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against (and may entitle the holder to a refund with respect to) the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Certain persons are exempt from information reporting and backup withholding, including corporations and certain financial institutions, provided that they demonstrate their exempt status. U.S. Holders are urged to consult their own tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption.
Tax Consequences to Non-U.S. Holders
Taxation of the Basic Subscription Rights
Receipt, Exercise and Expiration of the Basic Subscription Rights
The discussion below assumes that the receipt of basic subscription rights will be treated as a non-taxable distribution as discussed above. In such case, Non-U.S. Holders will not be subject to U.S. federal income tax (or any withholding thereof) on the receipt, exercise or expiration of the basic subscription rights. It is possible that the receipt of the basic subscription rights could be a taxable event and taxable as a distribution on our common stock. Please see “Tax Consequences to U.S. Holders - Taxation of Basic Subscription Rights – Receipt of Basic Subscription Rights” above and “– Taxation of Distributions on Common Stock” below.
Taxation of Distributions on Common Stock
Any distributions of cash or property to a Non-U.S. Holder made with respect to our common stock acquired upon exercise of basic subscription rights generally will be subject to withholding tax to the extent paid out of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes, if any, at a rate of 30% (or a lower rate prescribed by an applicable income tax treaty). In order to obtain a reduced withholding tax rate under a tax treaty, if applicable, a Non-U.S. Holder will be required to provide a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, certifying the holder’s entitlement to benefits under a treaty. In addition, a Non-U.S. Holder will not be subject to withholding tax if the Non-U.S. Holder provides an IRS Form W-8ECI certifying that the distributions are effectively connected with the holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty so provides, are attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder within the United States); instead, the Non-U.S. Holder generally will be subject to U.S. federal income tax, net of certain deductions, with respect to such income at the same rates applicable to U.S. persons. If a Non-U.S. Holder is a corporation, a “Branch Profits Tax” of 30% (or a lower rate prescribed by an applicable income tax treaty) also may apply to such effectively connected income. Non-U.S. Holders may be required to periodically update their IRS Forms W-8. Any distribution will also be subject to the discussion below under the headings “Information Reporting and Backup Withholding” and “FATCA.”
Sale or Other Disposition of Our Common Stock
Subject to the discussions below regarding backup withholding and FATCA, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized on a sale or other disposition of shares of our common stock acquired upon exercise of basic subscription rights unless:

•the gain is effectively connected with the holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States);
•the Non-U.S. Holder is an individual, is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met (in which case the Non-U.S. Holder will be subject to a 30% tax, or such lower rate as may be specified by an applicable income tax treaty, on the net gain derived from the disposition, which may be offset by the holder’s U.S.-source capital losses, if any, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses); or
•we are or have been a “United States real property holding corporation,” (a “USRPHC”), for U.S. federal income tax purposes during the five-year period preceding such disposition (or the Non-U.S. holder’s holding period, if shorter) unless our common stock is regularly traded on an established securities market and the Non-U.S. Holder held no more than 5% of our outstanding common stock, directly or indirectly, actually or constructively, during the shorter of the five-year period ending on the date of the disposition or the period that the Non-U.S. Holder held our common stock.
Gain that is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder within the United States) generally will be subject to U.S. federal income tax, net of certain deductions, at the same rates applicable to U.S. persons. If a Non-U.S. Holder is a corporation, a Branch Profits Tax of 30% (or a lower rate prescribed in an applicable income tax treaty) also may apply to such effectively connected gain.
A domestic corporation is treated as a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of (1) the fair market value of its United States real property interests, (2) the fair market value of its non-United States real property interests and (3) the fair market value of any other of its assets which are used or held for use in a trade or business. Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming, a USRPHC. In addition, no assurance can be provided that our common stock will be regularly traded on an established securities market. Non-U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax considerations that could result if we are, or become, a USRPHC and the exception for 5% or less stockholders.
Information Reporting and Backup Withholding
Distributions on our common stock and the amount of tax withheld, if any, with respect to such distributions will generally be subject to information reporting. If a Non-U.S. Holder complies with certification procedures to establish that the holder is not a U.S. person, backup withholding generally should not apply to distributions on our common stock and information reporting and backup withholding generally should not apply to the proceeds from a sale or other disposition of shares of our common stock. Generally, a Non-U.S. Holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable IRS Form W-8), as applicable, or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. Holder, or otherwise establishes an exemption. The amount of any backup withholding will generally be allowed as a refund or credit against the Non-U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.
FATCA
Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”), generally impose a 30% withholding tax on dividends on our common stock and gross proceeds from the sale or other disposition of our common stock if paid to a foreign entity unless (1) if the foreign entity is a “foreign financial institution,” the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (2) if the foreign entity is not a “foreign financial institution,” the foreign entity identifies certain of its U.S. investors, or (3) the foreign entity is otherwise exempted under FATCA.
Withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA may apply to payments of gross proceeds from a sale or other disposition of our common stock, under proposed Treasury Regulations, withholding on payments of gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.
If withholding under FATCA is required on any payment related to our common stock, holders not otherwise subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) on such payment may be able to seek a refund or credit from the IRS. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Non-U.S. Holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock and the entities through which they hold our common stock.
THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS NOT TAX ADVICE. HOLDERS OF BASIC SUBSCRIPTION RIGHTS AND SHARES OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES UNDER FEDERAL ESTATE AND GIFT TAX LAWS, FOREIGN, STATE AND LOCAL LAWS AND TAX TREATIES OF THE RECEIPT, OWNERSHIP AND EXERCISE OF BASIC SUBSCRIPTION RIGHTS AND THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK ACQUIRED UPON EXERCISE OF BASIC SUBSCRIPTION RIGHTS.

LEGAL MATTERS
The validity of the shares of common stock being offered hereby will be passed upon for us by Winston & Strawn LLP, Chicago, Illinois.
EXPERTS
The financial statements of Groupon, Inc., incorporated by reference in this prospectus from Groupon’s Annual Report on Form 10-K for the year ended December 31, 2022 and the effectiveness of Groupon, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which express an unqualified opinion on the financial statements and an adverse opinion on the effectiveness of Groupon, Inc.’s internal control over financial reporting. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Exchange Act, and its rules and regulations. The Exchange Act requires us to file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. These materials may be obtained electronically by accessing the SEC’s website at http://www.sec.gov.
We make available, free of charge on our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and amendments to these reports filed or furnished pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file these documents with, or furnish them to, the SEC. These documents are posted on our website at www.groupon.com. Any references in this prospectus supplement to our website are inactive textual references only, and the information contained on or that can be accessed through our website (except for the SEC filings expressly incorporated by reference herein) is not incorporated in, and is not a part of, this prospectus supplement.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement information that we file with the SEC. This means we can disclose important information to you by referring to other documents that we have filed with the SEC. The information relating to us contained in this prospectus supplement should be read together with the information in the documents incorporated by reference.
We incorporate by reference the documents listed below that we have previously filed with the SEC (other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K and Item 9.01 related thereto):
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 16, 2023;
•our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023, June 30, 2023, and September 30, 2023, filed with the SEC on May 10, 2023, August 9, 2023 and November 9, 2023, respectively;
•our Current Reports on Form 8-K filed with the SEC on January 30, 2023, February 16, 2023, March 15, 2023, March 31, 2023, April 13, 2023 (Item 5.02), April 13, 2023 (Item 8.01), April 21, 2023, June 21, 2023, July 7, 2023, October 10, 2023, November 9, 2023 (Items 1.01, 2.03 and 8.01) and November 13, 2023;
•the information specifically incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 16, 2023, from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 1, 2023; and
•the description of our common stock contained in our Registration Statement on Form 8-A/A (Amendment No. 1) filed with the SEC on October 31, 2016, pursuant to Section 12(b) of the Exchange Act and as amended by any subsequent amendment or any report filed for the purpose of updating such description.
All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus supplement and before the date that the offering of the securities by means of this prospectus supplement is terminated or completed will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement. In the case of a conflict or inconsistency between information in this prospectus supplement and/or information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.
The information that is incorporated by reference is considered part of this prospectus supplement and the accompanying prospectus, and information that we file later will automatically update and may supersede this previously filed information, as applicable, including information in previously filed documents or reports that have been incorporated by reference into this prospectus supplement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting Groupon, Inc., 600 West Chicago Avenue, Suite 400, Chicago, Illinois 60654. Copies of these filings are also available without charge on our website at www.groupon.com. The contents of our website have not been incorporated into and do not form a part of this prospectus.
You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information incorporated by reference or provided in this prospectus supplement is accurate as of any date other than the date on the front of those documents.

PROSPECTUS
Groupon, Inc.

$150,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Stock Purchase Contracts
Stock Purchase Units

We may offer and sell, at any time and from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering, any of the following securities:
•common stock;
•preferred stock;
•debt securities;
•warrants;
•rights;
•stock purchase contracts; and
•stock purchase units.
When we use the term ‘‘securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise.
The securities will have an aggregate initial offering price of up to $150,000,000, or an equivalent amount in U.S. dollars at the time of offering if any securities are denominated in a currency other than U.S. dollars. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus or incorporated into this prospectus by reference.
We may offer and sell these securities to or through underwriters, dealers and agents or directly to purchasers. The applicable prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering, including any required information about the firms we use and the discounts or commissions we may pay them for their services. For general information about the distribution of securities offered, please see “Plan of Distribution” on page 21 of this prospectus.
Effective June 10, 2020, we filed an amendment to our restated certificate of incorporation, as amended (the “Restated Certificate”) to effect a reverse stock split of the issued and outstanding shares of common stock at a ratio of 1-for-20 shares. Every 20 shares of issued and outstanding common stock were combined and converted into one issued and outstanding share of common stock. The number of authorized shares of common stock was reduced proportionately. All share amounts in this prospectus have been adjusted to reflect the reverse stock split.
You should read this prospectus and any supplement carefully before you invest. Each prospectus supplement will indicate if the securities offered thereby will be listed or quoted on a securities exchange or quotation system. We may not use this prospectus to sell securities unless it includes a prospectus supplement.
If any securities are to be listed or quoted on a securities exchange or quotation system, our prospectus supplement will say so. Our common stock is listed on the NASDAQ Global Select Market and trades under the symbol “GRPN.”
_________________
Investing in our securities involves risks. You should carefully read and consider the risk factors included in this prospectus under the section entitled “Risk Factors” on page 4 of this prospectus, in any applicable prospectus supplement relating to a specific offering of securities, in our periodic reports filed with the Securities and Exchange Commission and in any other documents we file with the Securities and Exchange Commission.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
_________________
The date of this prospectus is August 9, 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell, at any time, and from time to time, in one or more offerings, an indeterminate amount of any combination of the securities described in this prospectus.
This prospectus provides you with only a general description of the securities we may offer. It is not meant to be a complete description of any security. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. We and any underwriter or agent that we may from time to time retain may also provide other information relating to an offering, which we refer to as “other offering material.” The prospectus supplement as well as the other offering material may also add, update or change information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. You should read this prospectus, any prospectus supplement, and any other offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of securities, together with additional information described in the section entitled “Where You Can Find More Information.”. Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material. If there is any inconsistency between this prospectus and the information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.
This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
You should rely only on the information contained in or incorporated by reference into this prospectus or any prospectus supplement, and in other offering material, if any, or information contained in documents to which you are referred by this prospectus or any prospectus supplement, or in other offering material, if any. We have not authorized anyone to provide you with different information. We are not offering to sell any securities in any jurisdiction where such offer and sale are not permitted. The information contained in or incorporated by reference into this prospectus or any prospectus supplement or other offering material is accurate only as of the date of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.
Unless we state otherwise or the context otherwise requires, the terms “Groupon,” the “Company,” “we,” “us,” and “our” in this prospectus refer to Groupon, Inc., a Delaware corporation, and its consolidated subsidiaries. When we refer to “you” in this section, we mean all purchasers of the securities being offered by this prospectus and any accompanying prospectus supplement, whether they are the holders or only indirect owners of those securities.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference into this prospectus the following documents:
(a)Annual Report on Form 10-K for the year ended December 31, 2022;
(b)the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022 from our Definitive Proxy Statement on Schedule 14A, filed on May 1, 2023;
(c)Quarterly Report on Form 10-Q for the quarter ended March 31, 2023;
(d)Current Reports on Form 8-K filed January 30, 2023, February 16, 2023, March 15, 2023, March 31, 2023, April 13, 2023 (Item 5.02), April 13, 2023 (Item 8.01), April 21, 2023, June 21, 2023 and July 7, 2023; and
(e)the description of our common stock contained in our Registration Statement on Form 8-A/A (Amendment No. 1) filed with the SEC on October 31, 2016, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as amended by any subsequent amendment or any report filed for the purpose of updating such description.
All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated or completed will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. In the case of a conflict or inconsistency between information in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC, unless we expressly provide otherwise.
You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting Groupon, Inc., 600 West Chicago Avenue, Suite 400, Chicago, Illinois 60654, phone number 312‑334‑1579.
Copies of these filings are also available without charge on our website at www.groupon.com. The contents of our website have not been incorporated into and do not form a part of this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements and information in this prospectus and the documents we incorporate by reference may constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Exchange Act, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations and future liquidity. The words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “continue” and other similar expressions are intended to identify forward-looking statements. We have based these forward looking statements largely on current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include, but are not limited to, our ability to execute, and achieve the expected benefits of our go-forward strategy; execution of our business and marketing strategies; volatility in our operating results; challenges arising from our international operations, including fluctuations in currency exchange rates, legal and regulatory developments in the jurisdictions in which we operate and geopolitical instability resulting from the conflict in Ukraine; global economic uncertainty, including as a result of inflationary pressures, ongoing impacts from the COVID-19 pandemic and labor and supply chain challenges; retaining and adding high quality merchants and third-party business partners; retaining existing customers and adding new customers; competing successfully in our industry; providing a strong mobile experience for our customers; managing refund risks; retaining and attracting members of our executive and management teams and other qualified employees and personnel; customer and merchant fraud; payment-related risks; our reliance on email, internet search engines and mobile application marketplaces to drive traffic to our marketplace; cybersecurity breaches; maintaining and improving our information technology infrastructure; reliance on cloud-based computing platforms; completing and realizing the anticipated benefits from acquisitions, dispositions, joint ventures and strategic investments; lack of control over minority investments; managing inventory and order fulfillment risks; claims related to product and service offerings; protecting our intellectual property; maintaining a strong brand; the impact of future and pending litigation; compliance with domestic and foreign laws and regulations, including the CARD Act, GDPR, CPRA, other privacy-related laws and regulation of the Internet and e-commerce; classification of our independent contractors, agency workers or employees; our ability to remediate our material weakness in our internal control over financial reporting; risks relating to information or content published or made available on our websites or service offerings we make available; exposure to greater than anticipated tax liabilities; adoption of tax laws; our ability to use our tax attributes; impacts if we become subject to the Bank Secrecy Act or other anti-money laundering or money transmission laws or regulations; our ability to raise capital if necessary; our ability to continue as a going concern; risks related to our access to capital and outstanding indebtedness, including our convertible senior notes; our common stock, including volatility in our stock price; our ability to realize the anticipated benefits from the capped call transactions relating to our convertible senior notes; difficulties, delays or our inability to successfully complete all or part of the announced restructuring actions or to realize the operating efficiencies and other benefits of such restructuring actions; higher than anticipated restructuring charges or changes in the timing of such restructuring charges; and those risks and other factors discussed in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, in Part II, Item 1A, “Risk Factors,” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, as well as in our consolidated financial statements, related notes, and the other financial information appearing elsewhere in that report and our other filings with the SEC.
Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. We do not intend, and undertake no obligation, to update any of our forward-looking statements after the date of this prospectus to reflect actual results or future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.
RISK FACTORS
Investing in our securities involves risks. You should carefully consider the risk factors described in Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2022, in Part II, Item 1A, “Risk Factors,” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 and our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act, as well as any prospectus supplement relating to any specific security. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement. For more information, see the sections entitled “Information Incorporated By Reference” and “Where You Can Find More Information” on pages 1 and 23, respectively, of this prospectus. These risks could materially affect our business, results of operations or financial condition and affect the value of our securities. You could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations or financial condition.
ABOUT GROUPON, INC.
Groupon is a global scaled two-sided marketplace that connects consumers to merchants. Consumers access our marketplace through our mobile applications and our websites, which are primarily localized groupon.com sites in thirteen countries. We operate in two segments, North America and International, and in three categories, Local, Goods and Travel. Revenue is earned through service revenue transactions, by which we generate commissions by selling goods or services on behalf of third-party merchants. Service revenue also includes commissions we earn when customers make purchases with retailers using digital coupons accessed through our digital properties.
Our revenue in each of the Local, Goods and Travel categories is reported on a net basis as the purchase price collected from the customer less the portion of the purchase price that is payable to the third-party merchant.
Our strategy is to be the trusted marketplace where customers go to buy local services and experiences. We plan to grow our revenue by building long-term relationships with local merchants to improve our inventory selection and by improving the customer experience through inventory curation and improved convenience in order to drive customer demand and purchase frequency.
Currently, we generate revenue from the following categories:
Local: Our Local category includes experiences and services from local and national merchants, and other revenue sources that are primarily generated through our relationships with local and national merchants. Our local inventory includes things to do, beauty and wellness, and dining, as well as other types of experiences and services.

Goods: In our Goods category, we earn service revenue from transactions in which third-party merchants sell products to customers through our marketplaces. Our Goods category includes merchandise across multiple product lines, such as electronics, sporting goods, jewelry, toys, household items and apparel.
Travel: Through our Travel category, we feature travel experiences at both discounted and market rates, including hotels, airfare and package deals covering both domestic and international travel. For many of our travel experiences, the customer must contact the merchant directly to make a travel reservation after purchasing a travel voucher from us. However, for some of our hotel offerings, customers make room reservations directly through our websites and mobile applications.
Our principal executive offices are located at 600 West Chicago Avenue, Suite 400, Chicago, IL 60654. Our telephone number is (312) 334-1579. Our website address is www.groupon.com. The information on or accessible through our website is not part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the securities offered by this prospectus.
USE OF PROCEEDS
Unless otherwise specified in the applicable prospectus supplement or other offering materials, the net proceeds we receive from the sale of the securities offered by this prospectus and the applicable prospectus supplement will be used for working capital and other general corporate purposes. We will have significant discretion in the use of any net proceeds. General corporate purposes may include, but are not limited to:
•the financing of our operations;
•the repayment or refinancing of debt;
•capital expenditures; or
•the financing of possible acquisitions or business expansion.
The net proceeds from the sale of securities may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose. When particular securities are offered, we will describe in the applicable prospectus supplement our intended use for the net proceeds received from the sale of such securities.
DESCRIPTION OF SECURITIES
This prospectus contains summary descriptions of the capital stock, debt securities, warrants, rights, stock purchase contracts and stock purchase units that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of any security. At the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.
DESCRIPTION OF CAPITAL STOCK
General
The following description of our capital stock and of certain provisions of our Restated Certificate and Amended and Restated By-Laws, as amended (the “A&R By-laws”) and of certain provisions of Delaware law do not purport to be complete and are subject to and qualified in their entirety by reference to the Restated Certificate and the A&R By-laws and the General Corporation Law of the State of Delaware (the “DGCL”). Our Restated Certificate and A&R By-laws are filed herewith and incorporated herein by reference. References in this section to the “Company,” “we,” “us” and “our” refer to Groupon, Inc. and not to any of its subsidiaries.
Effective June 10, 2020, we effected a reverse stock split of the issued and outstanding shares of common stock at a ratio of 1-for-20 shares. Every 20 shares of issued and outstanding common stock were combined and converted into one issued and outstanding share of common stock. The number of authorized shares of common stock was reduced proportionately. All share amounts in this prospectus have been adjusted to reflect the reverse stock split.
As of the date hereof, our authorized capital stock consists of 150,500,000 shares, of which 100,500,000 shares are common stock, par value $0.0001 per share, and 50,000,000 shares are preferred stock, par value $0.0001 per share. All of our outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable. As of July 26, 2023, there were 31,233,031 shares of common stock issued and outstanding, which shares were held by 93 stockholders of record, and no shares of preferred stock outstanding.
Common Stock
Pursuant to our Restated Certificate, our Board of Directors (the “Board”) has the authority to issue up to 100,500,000 shares of common stock. Each holder of common stock shall be entitled to one (1) vote for each such share on any matter that is submitted to a vote of stockholders and shall otherwise have the rights conferred by the DGCL in respect of such shares. Each share of our common stock is entitled to participate equally in dividends out of funds legally available therefor, as and when declared by the Board, and in the distribution of assets in the event of liquidation. In addition, holders of common stock will vote as a single class of stock on any matter that is submitted to a vote of stockholders. All matters, other than the election of directors, must be approved by the majority of the voting power of the shares represented in person or by proxy at the meeting and entitled to vote. Directors shall be elected by a plurality of the voting power of the shares represented in person or by proxy at the meeting and entitled to vote.
The holders of our common stock have no preemptive or conversion rights, redemption provisions or sinking fund provisions. Our common stock is not subject to future calls or assessments by us.
Our common stock is listed on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “GRPN.”
Preferred Stock
Pursuant to our Restated Certificate, the Board has the authority, subject to any limitations prescribed by law, without approval by the stockholders, to issue up to a total of 50,000,000 shares of preferred stock, in one or more series. The Board may establish the number of shares to be included in each such series and may fix the designations, preferences, powers and other rights of the shares of a series of preferred stock. The Board could authorize the issuance of preferred stock with voting or conversion rights that could dilute the voting power or rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of the Company and might harm the market price of our common stock. If any preferred stock is issued, you should refer to the certificate of designations establishing such particular series of preferred stock, which will be filed with the Secretary of State of the State of Delaware and the SEC in connection with any such offering of preferred stock.

Each prospectus supplement relating to a series of preferred stock may describe certain material U.S. federal income tax considerations applicable to the purchase, holding and disposition of such series of preferred stock.
Anti-Takeover Effects of Delaware Law, Our Restated Certificate and Our A&R By-Laws
Certain provisions of our Restated Certificate, A&R By-laws and the DGCL may have anti-takeover effects. The provisions are designed to reduce, or have the effect of reducing, our vulnerability to unsolicited takeover attempts.
Number of Directors; Removal; Vacancies. We currently have six (6) directors (and no vacancies) and our Restated Certificate and A&R By-laws provide that we shall have such number of directors as is determined by a resolution of the Board then in office. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires. Vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors then in office. Our Restated Certificate and our A&R By-laws provide that directors may be removed with or without cause by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote generally in the election of directors.
Special Meetings of Stockholders; Limitations on Stockholder Action by Written Consent. Our Restated Certificate and our A&R By-laws provide that special meetings of our stockholders may be called only by our Chairman of the Board, our Chief Executive Officer, a majority of the Board then in office or holders of not less than a majority of our issued and outstanding voting stock. Any action required or permitted to be taken by our stockholders must be effected at an annual or special meeting of stockholders and may not be effected by written consent unless the action to be effected and the taking of such action by written consent have been approved in advance by the Board.
Cumulative Voting. Our Restated Certificate does not provide for cumulative voting in the election of directors.
Amendments; Vote Requirements. The affirmative vote of the holders of a majority of the voting power of the outstanding shares entitled to vote generally in the election of directors, voting together as single class, is required for stockholders to amend or repeal, or adopt any provision of our Restated Certificate inconsistent with certain Articles therein, including those provisions relating to action by written consent and the ability of stockholders to call special meetings and (ii) amend our A&R By-laws.
Authorized but Unissued Shares; Undesignated Preferred Stock. The authorized but unissued shares of our common stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. In addition, the Board may authorize, without stockholder approval, undesignated preferred stock with voting rights or other rights or preferences that could impede the success of any attempt to acquire us. The existence of authorized but unissued shares of common stock or preferred stock could render it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Advance Notice Requirements for Stockholder Proposals and Nomination of Directors. Our A&R By-laws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate individuals for election as directors at an annual meeting of stockholders, must provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices within the deadlines specified in our A&R By-laws. Our A&R By-laws also specify requirements as to the form and content of a stockholder’s notice. These provisions could have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage a third party from conducting a solicitation of proxies to elect such third party’s slate of directors or otherwise attempt to obtain control of us.
Section 203 of the Delaware General Corporation Law. We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:
•before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.
In general, Section 203 defines a business combination to include the following:
•any merger or consolidation involving the corporation and the interested stockholder;
•any sale, transfer, pledge or other disposition involving the interested stockholder of the assets of the corporation that have an aggregate market value of 10% or more of either the aggregate market value of (i) all assets of the corporation determined on a consolidated basis or (ii) all outstanding stock of the corporation;
•subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•subject to certain exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or
•the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.
In general, Section 203 defines an “interested stockholder” as any person who, together with the person’s affiliates and associates, (i) owns 15% or more of the outstanding voting stock of the corporation, or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, at any time within the three years immediately prior to the time of determination of interested stockholder status.

Choice of Forum
Our Restated Certificate provides that the Court of Chancery of the State of Delaware will be the exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a breach of fiduciary duty; (iii) any action asserting a claim against us arising pursuant to the DGCL, our Restated Certificate or our A&R By-laws; or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is 150 Royall Street, Canton, MA 02021.
DESCRIPTION OF DEBT SECURITIES
General
The following description, together with the additional information we may include in any applicable prospectus supplements and in any related free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that we may offer, we will describe the particular terms of any debt securities in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. The terms of our debt securities will include those set forth in the indentures and those made a part of the indentures by the Trust Indenture Act of 1939, as amended (the “TIA”). You should carefully read the summary below, the applicable prospectus supplement and the provisions of the indentures that may be important to you before investing in our debt securities.
We may issue debt securities from time to time in one or more distinct series. The debt securities may be senior debt securities or subordinated debt securities. Senior debt securities may be issued under a senior indenture and subordinated debt securities may be issued under a subordinated indenture. If we issue debt securities pursuant to an indenture, in the applicable prospectus supplement we will specify the trustee under such indenture. We will include in a supplement to this prospectus the specific terms of debt securities being offered, including the terms, if any, on which debt securities may be convertible into or exchangeable for common stock, preferred stock or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of debt securities and any indentures are summaries of these provisions and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture).
Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of Groupon, Inc. Any debt securities designated as senior will rank equally with any of our other senior and unsubordinated debt. Any debt securities designated as subordinated will be subordinate and junior in right of payment to any senior indebtedness. There may be subordinated debt securities that are senior or junior to other series of subordinated debt securities.

Terms
The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:
•the title of the debt securities;
•whether the debt securities will be senior debt securities or subordinated debt securities;
•any limit upon the aggregate principal amount of the debt securities;
•whether the debt securities will be issued as registered securities, bearer securities or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale and delivery of the debt securities in either form;
•the date or dates on which the principal amount of the debt securities will mature;
•if the debt securities bear interest, the rate or rates at which the debt securities bear interest and the date or dates from which interest will accrue and the basis for calculating interest if other than a 360-day year of twelve 30-day months;
•if the debt securities bear interest, the dates on which interest will be payable and the regular record dates for interest payments;
•the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;
•the price at which we originally issue the debt security, expressed as a percentage of the principal amount, and the original issue date;
•any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;
•any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;
•if the currency in which the debt securities will be issuable is U.S. dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which any bearer securities will be issuable, if other than the denomination of $5,000;
•if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;
•the events of default and covenants relevant to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of default or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;
•any addition to or change in the covenants in the indentures;

•the name and location of the corporate trust office of the applicable trustee under the indenture for such series of notes;
•if other than U.S. dollars, the currency in which the debt securities will be paid or denominated;
•if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;
•the designation of the original currency determination agent, if any;
•if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;
•if the debt security is also an original issue discount debt security, the yield to maturity;
•if other than as set forth in an indenture, provisions for the satisfaction and discharge or defeasance or covenant defeasance of that indenture with respect to the debt securities issued under that indenture;
•the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;
•whether and under what circumstances we will pay additional amounts to non-U.S. holders in respect of any tax assessment or government charge;
•whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;
•if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities, bearer securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;
•the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;
•any restriction or condition on the transferability of the debt securities;
•the assets, if any, that will be pledged as security for the payment of the debt security;
•whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;
•the forms of the debt securities; and

•any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the TIA.
Any limit on the maximum total principal amount for any series of the debt securities may be increased by resolution of our Board. We may sell the debt securities, including original issue discount securities, at a substantial discount below their stated principal amount. If there are any special U.S. federal income tax considerations applicable to debt securities we sell at an original issue discount, we will describe them in the prospectus supplement. In addition, we will describe in the prospectus supplement any special U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars.
This prospectus is part of a registration statement that provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.
Conversion or Exchange Rights
In addition, any debt securities offered hereby may be convertible into or exchangeable for common stock, preferred stock or other debt securities. The applicable prospectus supplement will set forth the terms and conditions of such conversion or exchange, including, if applicable:
•the conversion or exchange price;
•the conversion or exchange period;
•provisions regarding our ability or that of the holder to convert or exchange the debt securities;
•events requiring adjustment to the conversion or exchange price; and
•provisions affecting conversion or exchange in the event of our redemption of such debt securities.
Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indentures or the debt securities, as appropriate.
Events of Default
The following are events of default under the indentures with respect to any debt securities:
•failure to pay any installment of interest on any debt security of that series when due, continued for 90 days;

•failure to pay principal of, or premium, if any, on any debt security of that series when due;
• failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;
• failure to perform any other covenant of ours in the applicable indenture, other than a covenant included in the applicable indenture solely for the benefit of any series of debt securities other than that series, continued for 90 days after written notice as provided in the applicable indenture;
• certain events in bankruptcy, insolvency or reorganization; and
• any other event of default provided with respect to debt securities of that series.
If an event of default with respect to the outstanding debt securities of any series occurs and continues, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all debt securities of that series to be due and payable immediately; provided that in the case of certain events of bankruptcy, insolvency or reorganization, such principal amount, or portion thereof, will automatically become due and payable. However, at any time after an acceleration with respect to debt securities of any series has occurred, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration. You must read the applicable prospectus supplement for a description of the acceleration provisions of any debt securities issued as original issue discount or indexed securities.
Modification of Indenture; Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters:
•     to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
•to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale”;

•to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants, restrictions, conditions or provisions are expressly being included solely for the benefit of such series), to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;
•to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;
•to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;
•to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General”, to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;
•to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or
•to comply with any requirements of the SEC, or any successor, in connection with the qualification of any indenture under the TIA.
In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us (when authorized by a Board resolution) and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
•extending the fixed maturity of any debt securities of any series;
•reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
•reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.
Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
•provide for payment;
•register the transfer or exchange of debt securities of the series;
•replace stolen, lost or mutilated debt securities of the series;
•pay principal of and premium and interest on any debt securities of the series;
•maintain paying agencies;
•hold monies for payment in trust;
•recover excess money held by the trustee;
•compensate and indemnify the trustee; and
•appoint any successor trustee.
In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.
At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
•issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•register the transfer of or exchange of any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Restrictive Covenants
We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement.
Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the TIA is applicable.
DESCRIPTION OF WARRANTS
We expect the following provisions will generally apply to warrants we may offer unless we specify otherwise in the applicable prospectus supplement.
We may issue warrants for the purchase of common stock, preferred stock or debt securities (collectively “warrants”). Warrants may be issued independently or together with common stock, preferred stock or debt securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement (a “warrant agreement”) to be entered into between us and a bank or trust company, as warrant agent (the “warrant agent”). The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the warrants are subject to, and are qualified in their entirety by reference to, the provisions of the warrant agreement.

General
If we offer warrants to purchase common stock, preferred stock or debt securities, the related prospectus supplement will describe the terms of the warrants, including, if applicable:
•the title of the warrants;
•the offering price, if any;
•the aggregate number of the warrants;
•the designation, terms and principal amount of the common stock, preferred stock or debt securities purchasable upon exercise of the warrants and the initial price at which such securities may be purchased upon exercise;
•the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;
•if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;
•if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;
•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•a discussion of certain federal income tax considerations, if applicable;
•the redemption or call provisions, if any;
•the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;
•the antidilution provisions of the warrants; and
•any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.
The shares of common or preferred stock issuable upon exercise of the warrants will, when issued in accordance with the warrant agreement, be fully paid and non-assessable.
No Rights
Holders of warrants will not be entitled, by virtue of being such holders, to any rights of holders of the underlying securities. For example, holders of warrants will have no rights to:
•vote or consent;
•receive dividends;

•payments of principal of and interest, if any, on the securities;
•receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or
•exercise any rights whatsoever as our stockholders.
Exchange of Warrant Certificate
Warrant certificates may be exchanged for new warrant certificates of different denominations and may (if in registered form) be presented for registration of transfer at the corporate trust office of the warrant agent, which will be listed in the related prospectus supplement, or at such other office as may be set forth therein.
Exercise of Warrants
Warrants may be exercised by surrendering the warrant certificate at the corporate trust office of the warrant agent, with the form of election to purchase on the reverse side of the warrant certificate properly completed and executed, and by payment in full of the exercise price, as set forth in the prospectus supplement. Upon the exercise of warrants, the warrant agent will, as soon as practicable, deliver the securities in authorized denominations in accordance with the instructions of the exercising warrant holder and at the sole cost and risk of such holder. If less than all of the warrants evidenced by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants. The holder of a warrant must pay any tax or other governmental charge imposed in connection with the issuance of underlying debt securities or our common stock purchased upon exercise of a warrant.
Modifications
The warrant agreements and the terms of the warrants may be modified or amended by us and the warrant agent, without the consent of any holder, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner that we deem necessary or desirable and that will not materially adversely affect the interests of the holders of the warrants.
Together with the warrant agent, we may also modify or amend the warrant agreement and the terms of the warrants with the consent of a majority of the holders of the then outstanding unexercised warrants affected thereby. No modification or amendment of that type that accelerates the expiration date, increases the exercise price, reduces the number of outstanding warrants required for consent of any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the warrants, may be made without the consent of each holder affected thereby.
DESCRIPTION OF RIGHTS
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the rights that we may offer under this prospectus. We may issue rights to our stockholders to purchase shares of our common stock, preferred stock and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. Because the terms of any rights we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus. We will incorporate by reference into the registration statement of which this prospectus is a part the form of rights agreement that describes the terms of the series of rights we are offering before the issuance of the related series of rights. As of the date of this prospectus, we had no rights outstanding.
We may issue any series of rights, certain terms of that series of rights will be described in the applicable prospectus supplement, including, without limitation, the following:
•the date of determining the stockholders entitled to the rights distribution;
•the securities purchasable upon exercise of the rights;
•the exercise price;
•the aggregate number of rights issued;
•the date, if any, on and after which the rights will be separately transferable;
•the date on which the right to exercise the rights will commence, and the date on which the right will expire;
•a discussion of certain United States federal income tax considerations applicable to the rights; and
•any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.
Each right will entitle the holder of rights to purchase for cash the securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.
Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and requiring us to sell to the holders, a specified number of shares of common stock at a future date or dates.
The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units, or stock purchase units, consisting of a stock purchase contract and either (x) senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated debt securities, or (y) debt obligations of third parties, including U.S. Treasury securities, in each case, securing the holder’s obligations to purchase our common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, or prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract. The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. Each applicable prospectus supplement may also describe material U.S. federal income tax considerations applicable to the purchase, holding and disposition of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities.
PLAN OF DISTRIBUTION
We may sell the securities, from time to time in one or more offerings, by a variety of methods, including the following:
•on any national securities exchange or quotation service on which our securities may be listed at the time of sale, including the NASDAQ;
•in the over-the-counter market;
•in transactions otherwise than on such exchange or in the over-the-counter market, which may include privately negotiated transactions and sales directly to one or more purchasers;
•through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•through underwriters, broker-dealers, agents, in privately negotiated transactions, or any combination of these methods;
•through short sales;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•by pledge to secure debts or other obligations;
•a combination of any of these methods; or
•by any other method permitted pursuant to applicable law.
We may distribute the securities from time to time in one or more transactions:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices;

•at varying prices determined at the time of sale; or
•at negotiated prices.
We will describe the terms of the offering of the securities and the specific plan of distribution in a prospectus supplement or supplements to this prospectus, any related free writing prospectus that we may authorize to be provided to you, an amendment to the registration statement of which this prospectus is a part or other filings we make with the SEC under the Exchange Act that are incorporated by reference. Such description may include, to the extent applicable:
•the name or names of any underwriters, dealers, agents or other purchasers;
•the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;
•any options to purchase additional shares or other options under which underwriters, dealers, agents or other purchasers may purchase additional securities from us;
•any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•any public offering price;
•any discounts or concessions allowed or reallowed or paid to dealers; and
•any securities exchange or market on which the securities may be listed.
Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional shares or other option. If a dealer is used in the sale of securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.
We may provide agents, dealers and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or dealers or underwriters may make with respect to these liabilities. Agents, dealers and underwriters or their affiliates may engage in transactions with, or perform services for us in the ordinary course of business.
We may engage in at-the-market offerings into an existing trading market in accordance with rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of our common stock. In addition, we may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
All securities we may offer, other than common stock and the warrants, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may be granted an option to purchase additional shares, and engage in stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. An underwriter’s option to purchase additional shares involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional shares or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters, dealers or agents that are qualified market makers on the NASDAQ may engage in passive market making transactions in our common stock on the NASDAQ in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS
The validity of the securities being offered hereby will be passed upon for us by Winston & Strawn LLP, Chicago, Illinois. Any underwriters, dealers, or agents will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.
EXPERTS
The financial statements of Groupon, Inc., incorporated by reference in this prospectus from Groupon’s Annual Report on Form 10-K for the year ended December 31, 2022 and the effectiveness of Groupon, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which express an unqualified opinion on the financial statements and an adverse opinion on the effectiveness of Groupon, Inc.’s internal control over financial reporting. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement and the exhibits and schedules thereto are available to the public from the SEC’s website at http://www.sec.gov. You can also access our SEC filings through our website at www.groupon.com. Except as expressly set forth below, we are not incorporating by reference the contents of the SEC website or our website into this prospectus.
The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus.
Information that we file later with the SEC will automatically update and supersede this information. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded. See “Information Incorporated by Reference.”
Nothing in this prospectus shall be deemed to incorporate information furnished, but not filed with the SEC, unless we expressly provide otherwise.

Groupon, Inc.

Subscription Rights to Purchase 7,079,646 Shares of Common Stock at a Subscription Price of $11.30 per Share

Prospectus Supplement

November 21, 2023